Exhibit 10.1
CONFIDENTIAL TREATMENT GRANTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN GRANTED IS OMITTED AND MARKED WITH “[****]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

QUICKSILVER RESOURCES CANADA INC.
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FORTUNE CREEK GATHERING AND PROCESSING PARTNERSHIP
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0927530 B.C. UNLIMITED LIABILITY COMPANY

CONTRIBUTION AGREEMENT

Dated as of December 23, 2011

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CONTRIBUTION AGREEMENT
THIS CONTRIBUTION AGREEMENT made as of the 23rd day of December, 2011.
BETWEEN:
QUICKSILVER RESOURCES CANADA INC., a corporation incorporated under the laws of Alberta ("QRCI")
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FORTUNE CREEK GATHERING AND PROCESSING PARTNERSHIP, an Alberta ordinary partnership formed pursuant to the laws of the Province of Alberta (the "Partnership")
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0927530 B.C. UNLIMITED LIABILITY COMPANY, an unlimited liability company incorporated under the laws of British Columbia ("Newco")
RECITALS:

A.	The Partnership is governed by a Partnership Agreement, made as of the date hereof between QRCI and Newco (the "Partnership Agreement");

B.
QRCI has agreed to contribute the Assets to the Partnership on a partially tax deferred basis and upon the terms and subject to the conditions set forth in the Partnership Agreement and in this Agreement; and

C.	Newco has agreed to contribute $125 million in cash to the Partnership upon the terms and subject to the conditions set forth in the Partnership Agreement and this Agreement.
NOW THEREFORE in consideration of the premises, mutual covenants, agreements and warranties contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by the parties hereto, the parties hereto respectively covenant and agree as follows:
ARTICLE 1
DEFINITIONS AND INTERPRETATION
1.1    Definitions
In this Agreement the following words shall have the following meanings:
"Actual Initial Compressor Costs" means the actual aggregate amounts spent or incurred by the Partnership after the Effective Time to complete the engineering, procurement, construction and installation of the Initial Compressors on the Maxhamish Pipeline.
"Affiliate" means, in the context of the relationship between Persons, that one Person controls the other Person, is controlled by the other Person or that both are controlled by a third Person, and without limiting the generality of the foregoing for this purpose:

(a)
a corporation shall be deemed to be controlled by those Persons who possess, directly or indirectly, the power to direct or cause the direction of the management and policies of the said corporation by ownership of voting interest, by contract or otherwise; and

(b)
a partnership, association, business or trust shall be deemed to be controlled by those Persons that are able to determine its policies and material decisions, provided that a partnership that is comprised only of corporations that are Affiliates of each other shall be deemed to be an Affiliate of each such corporation and its other Affiliates.

"Agreement" means this contribution agreement, together with the Schedules attached hereto and made a part hereof, all as amended, supplemented or modified from time to time.
"AMI" means the area delineated with a red line on the map attached hereto as Schedule "B".
"AMI Opportunity Project" has the meaning ascribed thereto in the Partnership Agreement.
"Applicable Law" means, in relation to any Person, Asset, transaction or event, all applicable provisions, whether now or hereafter in effect, of laws, statutes, rules, regulations, official directives and orders of all federal, provincial, municipal and local governmental bodies (whether administrative, legislative, executive or otherwise) and judgments, orders and decrees of all courts, arbitrators, commissions or bodies exercising similar functions in actions or proceedings in which the Person in question is a party or by which it is bound or having application to the Asset, transaction or event in question.
"Asset Purchase Agreement" means an agreement dated as of the date hereof between QRCI and MMI in the form of Schedule F attached hereto.
"Assets" has the meaning given to such term in Section 2.1.
"Assumed Liabilities" means any and all liabilities relating to the Assets resulting from, arising out of or relating to the ownership or operation of the Assets for the period from and after the Effective Time.
"Attributed Value" has the meaning given to such term in Section 2.6.
"Business Day" means any day except Saturday, Sunday or any statutory holiday in the Province of Alberta, the State of Texas or the State of New York.
"Capital Contribution" has the meaning given to such term in the Partnership Agreement;
"Capital Pool" has the meaning given to such term in the Partnership Agreement.
"Cash Component" has the meaning given to such term in Section 2.1.
"Commercial In-Service Date" means, with respect to the Fortune Creek Gas Plant, the date on which the Fortune Creek Gas Plant is operationally and commercially ready to begin receiving Natural Gas.
"Completion Costs" has the meaning given to such term in the Canadian Association of Petroleum Landmen 2007 Operating Procedure.
"Compression Assets" has the meaning given to such term in Section 4.5(a).

"Drilling Commitment Liquidated Damages" has the meaning given to such term in Section 5.5(c).
"Drilling Costs" has the meaning given to such term in the 2007 Canadian Association of Petroleum Landmen 2007 Operating Procedure.
"Drilling Obligations" has the meaning given to such term in Section 5.5(a).
"Effective Time" means 9:05 a.m. Calgary time on the date hereof, provided that the Effective Time shall be subsequent to the Effective Time of the Partnership Agreement.
"Environmental Liabilities" means all liabilities and obligations in respect of abandonment, restoration, reclamation of, and in respect of environmental damage attributable to operations conducted on or with respect to, the Assets regardless of whether any such abandonment, restoration, reclamation or environmental damage relates to or arises out of operations conducted or any condition existing or occurring prior to or after the Effective Time.
"Estimated Initial Compressor Costs" means the estimated amount, made as of the date hereof, of the aggregate amounts to be spent after the Effective Time by the Partnership to complete the engineering, procurement, construction and installation of the Initial Compressors on the Maxhamish Pipeline, which estimated amount has been determined by the parties to be ten million dollars ($10,000,000).
"Excise Tax Act" means the Excise Tax Act, 1980 RSC, c. E-15, as amended and the regulations thereunder.
"Excluded Liabilities" means any and all liabilities relating to the Assets resulting from, arising out of or relating to the ownership or operation of the Assets for the period prior to the Effective Time.
"Firm Service" means firm, non-interruptible service in a Partnership Facility, which for the avoidance of doubt shall be the last service to be curtailed unless QRCI in its sole discretion agrees otherwise in writing.
"Fortune Creek Gas Plant" means the Processing Facility described on Schedule D.
"GAAP" means generally accepted accounting principles in effect in the United States of America from time to time, as published by the Financial Accounting Standards Board, consistently applied throughout the specified period and in the immediately prior comparable period.
"Gathering Agreement" means an agreement dated as of the date hereof between QRCI and the Partnership in the form of Schedule C attached hereto.
"Governmental Authorization" means, with respect to any Person, any order, permit, approval, consent, waiver, licence, certificate, registration or similar authorization of any Governmental Entity having jurisdiction over the Person.
"Governmental Entity" means, (a) any international, multinational, national, federal, provincial, state, county, municipal, local or other governmental or public department, central bank, court, minister, governor-in-council, cabinet, commission, board, bureau, agency, commissioner, tribunal or instrumentality, domestic or foreign; (b) any subdivision or authority of any of the above; (c) any stock exchange; and (d) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the above.
"GST" means any value added taxes imposed under any taxing statute, including, without limitation, goods and services tax imposed under the provisions of Part IX of the Excise Tax Act, harmonized sale taxes, provincial sales tax, and any similar taxes.
"Hazardous Materials" means hazardous, deleterious, or toxic substances; oilfield wastes; radioactive material; asbestos; polychlorinated biphenyls; pollutants; contaminants; dangerous goods; and unrefined and refined petroleum products; including all substances, materials and wastes regulated under applicable Laws relating to environmental or health and safety matters.
"Hurdle Rate" with respect to any period, means an internal rate of return for such period calculated without regard to any terminal value and on an unlevered pre-income tax, fully cost burdened (including general and administrative costs) basis.
"Initial Working Capital Amount" means $3,000,000.00.
"Income Tax Act" means the Income Tax Act (Canada) and the regulations thereto, or any similar Applicable Law of any Province or Territory of Canada imposing a tax on income or profits.
"Initial Compressors" mean two 4,735 horsepower compressors (each comprised of a Caterpillar 3616LE engine and an Ariel KBZ-6 compressor) at the compressor facility located at a-66-A/94-0-15 (59°47'48"N and 122°33'55"W) and one dehydrator, on the Maxhamish Pipeline.
"Land Rights" means all easements, rights of way, rights of access, rights of entry, governmental entry and access rights, crossing agreements, surface leases and permits by virtue of which the holder is entitled to occupy and access lands used or useful for purposes of operating the Assets, as described in Schedule A.
"Maxhamish Pipeline" means the existing pipeline project described in Schedule A hereto.
"Mcf" means one thousand cubic feet, measured at standard conditions.
"Midstream Facility" means any Processing Facility or Transportation Facility.
"MMI" means Makarios Midstream Inc., a wholly owned subsidiary of QRCI.
"Natural Gas" means natural gas that has been produced from a naturally occurring reservoir either prior to or after processing or the removal of Natural Gas Products therefrom.
"Natural Gas Liquids" means ethane, propane, butanes, condensate and heavier hydrocarbons.
"Natural Gas Products" means substances, other than methane, extracted from Natural Gas including sulphur, carbon dioxide and Natural Gas Liquids.
"NGTL" means NOVA Gas Transmission Ltd.
"Operations" has the meaning given to such term in Section 5.5(a).

"Partnership Agreement" has the meaning ascribed thereto in the Recitals.
"Partnership Facility" or "Partnership Facilities" means any Midstream Facility in which an interest is owned by the Partnership.
"Partnership Interest" means the entire legal and equitable ownership interest of a partner in the Partnership at any particular time.
"Permitted Encumbrances" means:

(a)	easements, rights of way, servitudes or other similar rights in land granted in the ordinary course of business;

(b)	liens imposed by statute securing the payment of taxes, assessments or other governmental charges which are not due at the relevant time;

(c)	rights of any governmental or public authority to levy taxes on or to limit, control or regulate any of the Assets in any manner;

(d)	the reservations, limitations, provisos or conditions in any grants or transfers from the Crown of any of the Assets or interests therein, and statutory exceptions to title; and

(e)
undetermined or inchoate liens (including, without limitation, processors', operators', mechanics', builders', materialmen's and similar liens) against the Assets arising in the ordinary course of business in regard to the costs and expenses of operation of the Assets, which costs and expenses are not due or delinquent at the relevant time or the validity of which is being diligently contested by or on behalf of QRCI.

"Person" includes any individual, partnership, firm, corporation, limited liability company, association, trust, joint venture, unincorporated organization, union, government or any department or agency thereof.
"Processing Agreement" means an agreement substantially in the form of Schedule E attached hereto.
"Processing Charge" has the meaning given to such term in Section 5.1(a).
"Processing Facility" means a facility (other than a Transportation Facility) whose primary function is or is ancillary to the compression, treatment or processing of and the removal of impurities from Natural Gas, or the extraction, fractionation or other treatment, or the storage, of Natural Gas or Natural Gas Products.
"Purchase Price" has the meaning given to such term in Section 2.1.
"Representatives" has the meaning given to such term in Section 6.8.
"Required Consent" has the meaning given to such term in Section 4.3.
"Service Agreement" has the meaning given to such term in Section 5.4(a)
"Specific Conveyances" has the meaning given to such term in Section 4.1.

"Temporary Account" has the meaning given in Section 2.1.
"TOP" shall have the meaning given to such term in Section 5.2(b).
"Transportation Facility" means a pipeline (including ancillary compression equipment) for the field gathering or other transportation of Natural Gas.
1.2    Headings; Interpretation
The division of this Agreement into articles, sections, subsections, paragraphs and clauses and the inclusion of headings and a table of contents are for convenience of reference only and do not affect the construction or interpretation of this Agreement. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.
1.3    Gender and Number
Unless the context otherwise requires, words importing the singular number include the plural and vice versa, and words importing gender include all genders.
1.4    Including
Where the word "including" or "includes" is used in this Agreement it means "including (or includes) without limitation."
1.5    References to this Agreement
Unless otherwise specified, the terms "hereof", "hereunder" and similar expressions refer to this Agreement as a whole and not to any particular article, section or other portion of this Agreement, and references in this Agreement to articles, sections and schedules are to articles and sections of and schedules to this Agreement.
1.6    References to Parties
Unless otherwise specified, every reference to a party to this Agreement shall extend to and include (as the context requires) such party's successors and permitted assigns, as if specifically named.
1.7    Time Periods
Unless otherwise specified, time periods within or following which any payment is to be made or other act is to be done shall be calculated by excluding the day on which the period commences and including the day on which the period ends and by extending the period to the next Business Day following if the last day of the period is not a Business Day.
1.8    References to Statutes
Unless otherwise specified, any reference in this Agreement to a statute includes all regulations made pursuant to such statute and the provisions of any statute or regulation which amends, supplements, supersedes or replaces any such statute or any such regulation.

1.9    Currency
Unless otherwise specified, any reference to currency is to Canadian currency and any amount advanced, paid or calculated is to be advanced, paid or calculated in Canadian currency.
1.10    Accounting Terms
Unless otherwise specified, whenever reference is made in this Agreement to a calculation to be made or an action to be taken in accordance with GAAP, such calculation shall be made or action taken in accordance with GAAP applicable as at the time such calculation is required to be made or action is to be taken, consistently applied.
1.11    No Strict Construction
The language used in this Agreement is the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.
1.12    Knowledge or Awareness
Where in this Agreement a representation and warranty is made on the basis of the knowledge or awareness of QRCI, such knowledge or awareness consists only of the actual knowledge or awareness of the current officers of QRCI, without independent investigation or inquiry or review of QRCI's files or records, and does not include knowledge and awareness of any other Person or constructive or imputed knowledge.
1.13    Schedules
The following schedules form part of this Agreement:
Schedule A-    Contributed Assets
Schedule B-    AMI
Schedule C-    Gathering Agreement
Schedule D-    Fortune Creek Gas Plant
Schedule E-    Processing Agreement
Schedule F-    Asset Purchase Agreement
Unless otherwise specified, wherever any term or condition, express or implied, of any Schedule conflicts or is at variance with any term or condition in the body of this Agreement, such term or condition in the body of this Agreement shall prevail to the extent of the conflict.
ARTICLE 2
CONTRIBUTION
2.1    Contribution of Assets
Pursuant to the terms and subject to the conditions set forth herein, effective as of the Effective Time, (a) QRCI hereby contributes, assigns, transfers, conveys and sets over the assets described in Schedule A hereto (the "Assets") to the Partnership, in consideration for a purchase price ("Purchase Price") comprised of (i) the issuance by the Partnership of a 50.0% Partnership Interest, and (ii) the payment by the Partnership of cash equal to $125 million less the Actual Initial Compressor Costs less the Initial Working Capital Amount (the "Cash Component"), such Cash Component being paid in three (3) installments as per Section 2.3 below; and (b) Newco hereby contributes $125 million to the Partnership as a Capital Contribution in exchange for a 50.0% Partnership Interest. The Partnership hereby accepts the Assets from QRCI, effective as of the Effective Time, to have, possess and hold the same, together with all benefit and advantage to be derived therefrom absolutely, all in accordance with the provisions of this Agreement. The parties acknowledge that, as of the Effective Time, the Partnership has not established a bank account and that, accordingly, all funds of the Partnership, including the cash components of the contributions made pursuant to Section 2.1, shall be held in the bank account of MMI established at Bank of Nova Scotia with Account Number 129890402613 (the "Temporary Account"), in trust for and on behalf of the Partnership provided that such funds shall be used and disbursed solely in accordance with this Agreement and the Partnership Agreement. Once the Partnership has established a bank account in its own name, any funds remaining in the Temporary Account shall be promptly transferred to the Partnership's account. No funds of any other Person shall be co-mingled with the funds held in trust for the Partnership in the Temporary Account.
2.2    Payment of Value-Added Taxes
The Purchase Price payable by the Partnership to QRCI pursuant to Section 2.1 is exclusive of any GST. The Partnership shall pay any applicable GST as calculated by QRCI based on the total Purchase Price pursuant to Section 2.3(a), directly to QRCI, as of the Effective Time. To the extent any additional GST is owing or becomes applicable in respect of the acquisition of the Assets by the Partnership pursuant to Section 2.1(a), the Partnership shall be responsible for such GST, including any penalties, interest or other additions thereto.
2.3    Payment of Cash Component
The Partnership shall pay the Cash Component of the Purchase Price to QRCI as follows:

(a)
At the Effective Time, the Partnership shall pay to QRCI as the first installment an amount equal to $125 million, less the Estimated Initial Compressor Costs, less the Initial Working Capital Amount, less an amount equal to the amount of GST paid by the Partnership to QRCI pursuant to Section 2.2;

(b)
Upon receipt of any refund by the Partnership in respect of an input tax credit claimed in respect of any applicable GST, the Partnership shall pay the amount of the refund directly to QRCI as the second installment of the Cash Component of the Purchase Price; and

(c)
Upon completion of the engineering, procurement, construction and installation of the Initial Compressors, the Partnership shall pay to QRCI an amount equal to the amount, if any, by which the Estimated Initial Compressor Costs exceed the Actual Initial Compressor Costs.

The parties further agree and acknowledge that the Cash Component payable by the Partnership pursuant to Section 2.3(a) has been reduced by the Estimated Initial Compressor Costs, so as to enable the Partnership to complete the engineering, procurement, construction and installation of the Initial Compressors. To the extent that the Actual Initial Compressor Costs are greater than the Estimated Initial Compressor Costs, QRCI agrees to refund a portion of the Cash Component paid by the Partnership equal to the amount by which the Actual Initial Compressor Costs exceed the Estimated Initial Compressor Costs, such an amount to be treated by the parties as a true-up of the Purchase Price.

2.4    Partnership Interests

(a)	In recognition of the Capital Contribution made pursuant to Section 2.1, QRCI's capital account shall be credited with an amount equal to the Attributed Value, less the Cash Component.

(b)	In recognition of the Capital Contribution made pursuant to Section 2.1, Newco's capital account shall be credited with an amount equal to $125 million.
2.5    Tax Election
QRCI's contribution pursuant to Section 2.1 will occur pursuant to an election under subsection 97(2) of the Income Tax Act (Canada), with an elected amount equal to the Cash Component of the Purchase Price paid by the Partnership pursuant to Section 2.1. Newco shall have the right to review the T2059 Form to be filed by QRCI. QRCI and Newco shall act in good faith in determining the allocation of the elected amount between the Assets. Newco shall notify QRCI of any reasonable objections with respect to the proposed T2059 Form. QRCI and Newco shall agree on such allocation within five (5) business days after delivery of the notice of disagreement.
QRCI is hereby authorized, for and on behalf of and in the name of the Partnership and its partners, to prepare, execute and file income tax returns, tax forms and tax elections required to be prepared and filed in respect of the sale, assignment, transfer and conveyance provided for in this Agreement.
2.6    Attributed Value
The value attributed to the Assets (the "Attributed Value") shall be equal to their fair market value, as of the Effective Time, which the parties have determined to be $125,000,000. As between the parties, no adjustments to the Attributed Value, capital account of QRCI or QRCI's Partnership Interest under the Partnership Agreement shall be made in respect of the contribution of the Assets pursuant hereto. The parties acknowledge and agree that there are no liabilities (other than the Assumed Liabilities) being assumed by the Partnership in connection with the acquisition by the Partnership of the Assets and that no value is being attributed to the Assumed Liabilities.
ARTICLE 3
REPRESENTATIONS AND WARRANTIES
3.1    QRCI's Representations and Warranties
QRCI represents and warrants to Newco and the Partnership that on the date hereof:

(a)
Standing: QRCI is a corporation, duly organized and validly existing under the laws of the jurisdiction of its incorporation, and is duly registered and authorized to carry on business in the jurisdictions in which the Assets are located;

(b)
Requisite Authority: QRCI has the requisite corporate capacity, power and authority to execute this Agreement, and any other agreements and documents required to be delivered hereby and to perform the obligations to which it thereby becomes subject;

(c)
Execution and Enforceability: QRCI has taken all necessary corporate actions to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly executed and delivered by QRCI, and this Agreement and all other documents executed and delivered on behalf of QRCI hereunder shall constitute legal, valid and binding obligations of QRCI enforceable in accordance with their respective terms and conditions, subject to the qualification that such enforceability may be subject to (i) bankruptcy, insolvency, fraudulent preference, reorganization or other laws affecting creditors' rights generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at equity or law);

(d)
No Conflict: The execution and delivery of this Agreement and the conveyance of the Assets to the Partnership in accordance with the terms of this Agreement are not in violation or breach of, or in conflict with and do not require any consent, authorization or approval under:

(i)	any term or provision of the constating documents of QRCI;

(ii)	any agreement, instrument, permit or authority to which QRCI is a party or by which QRCI is bound; or

(iii)	any Applicable Law or any judicial order, award, judgement or decree applicable to QRCI;

(e)	Residency for Tax Purposes: QRCI is not a non-resident of Canada within the meaning of the Income Tax Act;

(f)	Title: QRCI has good, valid and marketable title to the Assets that is, except for Permitted Encumbrances, free and clear of all liens, mortgages, royalties, encumbrances and other burdens;

(g)
Condition and Sufficiency of Assets: The structures, machinery, equipment, appurtenances and other items of tangible personal property included in the Assets are in good operating or working condition and repair, and are adequate for the uses to which they are being put. The Land Rights provide for a contiguous right of way in respect of the entire length of the Maxhamish Pipeline;

(h)
Required Approvals: There is no requirement to make any filing with, give any notice to, or obtain any authorization, consent or approval of, any Governmental Entity as a condition to the lawful completion of the transactions contemplated by this Agreement, the failure of receipt of which would interfere in any material respect with the ownership, use and operation of the Assets as currently owned, used and operated or would result in a prohibition of or material delay in the transactions contemplated hereby;

(i)
Governmental Authorizations: QRCI holds all material Governmental Authorizations, permits, orders, approvals and licences required by Applicable Law necessary for the ownership, use and operation of the Assets, as currently being used and operated, and such are valid and in full force and effect;

(j)
Compliance with Laws: The Assets are being maintained and operated in accordance with all Applicable Laws and Governmental Authorizations. The ownership of the Assets, and the uses to which the Assets have been put, are not in material breach of any Applicable

Laws or any contracts or agreements to which QRCI is a party, except for breaches which in the aggregate are immaterial to the Partnership;

(k)
Timely Payment: All rentals and other amounts due under the Land Rights and all taxes levied upon the Assets that are payable by QRCI have been properly paid in a timely manner. Without limitation, all ad valorem, property and similar taxes and assessments based on or measured by the ownership of the Assets that are due and owing and the failure to pay would interfere in any material respect with the ownership, use and operation of the Assets as currently owned, used and operated, have been properly paid and fully discharged;

(l)	Material Contracts: In respect of each material contract and agreement to which QRCI is a party or by which it is bound and which is included in the Assets, including all Land Rights:

(i)	QRCI is not in material default in the performance or observance of any of the obligations, covenants, terms or conditions contained or referenced therein; and

(ii)	to QRCI's knowledge, no other party thereto is in material default thereunder, nor does any such party have any subsisting right to terminate the same; and

(iii)	such contracts and agreements are in full force and effect;

(m)
No Litigation: There are no (i) actions, suits or proceedings, at law or in equity, by any Person, (ii) any grievance, arbitration or alternative dispute resolution process, or (iii) administrative or other proceeding by or before (or to the knowledge of QRCI any investigation by) any Governmental Entity, pending, or, to the knowledge of QRCI, threatened against or affecting the Assets or the interests of QRCI therein, and, to the knowledge of QRCI, there is no valid basis for any such action, complaint, grievance, suit, proceeding, arbitration or investigation. QRCI is not subject to any judgment, order or decree entered in any judicial, administrative or arbitral proceeding which relates to or affects the Assets;

(n)
No Reduction: QRCI's interest in the Assets is not subject to reduction by virtue of the conversion or other alteration of any third party interest relating thereto or otherwise, except for Permitted Encumbrances;

(o)
Bankruptcy: QRCI has not made any assignment for the benefit of creditors, nor any proposal under the Bankruptcy and Insolvency Act (Canada) nor has any receiving order been made against it under the Bankruptcy and Insolvency Act (Canada), nor has any petition for such an order been served upon it, nor are there any proceedings in effect or threatened under the Companies' Creditors Arrangement Act (Canada) or similar legislation with respect to it, nor has any receiver, receiver and manager, liquidator, administrator, custodian or official with similar powers been appointed by court order or privately respecting QRCI or any of its assets or property, nor is QRCI contemplating or initiating any steps whatsoever in connection with any of the foregoing, nor has QRCI received any notice from any Person contemplating or initiating any such steps;

(p)
Hazardous Materials: Except as disclosed to Newco, QRCI has not filed any notice under any federal, provincial or local law indicating or reporting a past or present spill, release or emission on or in respect of the Assets of Hazardous Materials and QRCI has no contingent liability of which it has knowledge in connection with any release of Hazardous Materials on or in respect of the Assets;

(q)	Environmental Matters:

(i)	QRCI has not received, nor is it aware that any other Person has received:

(A)
any notice, order or directive under Applicable Law which relates to Environmental Liabilities and which requires any work, repairs, construction or capital expenditures which is outstanding, where those orders or directives have not been complied with in all material respects; or

(B)
any demand or notice issued with respect to the breach of Applicable Laws from any Person pertaining to the Assets that relates to the environment, health or safety, including any matter respecting the release, use, storage, treatment, transportation or disposition of environmental contaminants which demand or notice remains outstanding, and to QRCI's knowledge no particular circumstance presently exists which may give rise to any such orders, directives, demands or notices; and

(r)
Brokers and Finders: No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of QRCI or any of its Affiliates.

3.2    Partnership's Representations and Warranties
The Partnership represents and warrants to Newco and QRCI that on the date hereof:

(a)	Standing: The Partnership is a partnership, duly formed under the laws of the Province of Alberta;

(b)
Requisite Authority: The Partnership has the requisite power and authority under the Partnership Agreement to execute this Agreement and any other agreements and documents required to be delivered hereby and to perform the obligations to which it thereby becomes subject;

(c)
Execution and Enforceability: The Partnership and its partners have taken all necessary corporate and partnership actions to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly executed and delivered by the Partnership and this Agreement and all other documents executed and delivered on behalf of the Partnership hereunder shall constitute valid and binding obligations of the Partnership enforceable in accordance with their respective terms and conditions, subject to the qualification that such enforceability may be subject to (i) bankruptcy, insolvency, fraudulent preference, reorganization or other laws affecting creditors' rights generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at equity or law);

(d)
No Conflict: The execution and delivery of this Agreement and the conveyance of the Assets to the Partnership in accordance with the terms of this Agreement are not in violation or breach of, or in conflict with and do not require any consent, authorization or approval under:

(i)	any term or provision of the constating documents of the Partnership;

(ii)	any agreement, instrument, permit or authority to which the Partnership is a party or by which the Partnership is bound; or

(iii)	any Applicable Law or any judicial order, award, judgement or decree applicable to the Partnership; and

(e)	Canadian Partnership: The Partnership is a Canadian partnership for the purposes of the Income Tax Act.
3.3    Newco's Representations and Warranties
Newco represents and warrants to QRCI and the Partnership that on the date hereof:

(a)
Standing: Newco is a corporation, duly organized and validly existing under the laws of the jurisdiction of its incorporation, and is duly registered and authorized to carry on business in Alberta and British Columbia;

(b)
Requisite Authority: Newco has the requisite corporate capacity, power and authority to execute this Agreement, and any other agreements and documents required to be delivered hereby and to perform the obligations to which it thereby becomes subject;

(c)
Execution and Enforceability: Newco has taken all necessary corporate actions to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly executed and delivered by Newco, and this Agreement and all other documents executed and delivered on behalf of Newco hereunder shall constitute legal, valid and binding obligations of Newco enforceable in accordance with their respective terms and conditions, subject to the qualification that such enforceability may be subject to (i) bankruptcy, insolvency, fraudulent preference, reorganization or other laws affecting creditors' rights generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at equity or law);

(d)
No Conflict: The execution and delivery of this Agreement and the Capital Contribution by Newco in accordance with the terms of this Agreement are not in violation or breach of, or in conflict with and do not require any consent, authorization or approval under:

(i)	any term or provision of the constating documents of Newco;

(ii)	any agreement, instrument, permit or authority to which Newco is a party or by which Newco is bound; or

(iii)	any Applicable Law or any judicial order, award, judgement or decree applicable to Newco;

(e)	Residency for Tax Purposes: Newco is not a non-resident of Canada within the meaning of the Income Tax Act;

(f)
Required Approvals: There is no requirement to make any filing with, give any notice to, or obtain any authorization, consent or approval of, any Governmental Entity as a condition to the lawful completion of the transactions contemplated by this Agreement, the failure of receipt of which would result in a material adverse effect or a prohibition of the transactions contemplated hereby;

(g)
No Litigation: There are no (i) actions, suits or proceedings, at law or in equity, by any Person, (ii) any grievance, arbitration or alternative dispute resolution process, or (iii) administrative or other proceeding by or before (or to the knowledge of Newco any investigation by) any Governmental Entity, pending, or, to the knowledge of Newco, threatened against or affecting the Assets or the interests of Newco therein, and, to the knowledge of Newco, there is no valid basis for any such action, complaint, grievance, suit, proceeding, arbitration or investigation. Newco is not subject to any judgment, order or decree entered in any judicial, administrative or arbitral proceeding which relates to or affects the Assets;

(h)
Bankruptcy: Newco has not made any assignment for the benefit of creditors, nor any proposal under the Bankruptcy and Insolvency Act (Canada) nor has any receiving order been made against it under the Bankruptcy and Insolvency Act (Canada), nor has any petition for such an order been served upon it, nor are there any proceedings in effect or threatened under the Companies' Creditors Arrangement Act (Canada) or similar legislation with respect to it, nor has any receiver, receiver and manager, liquidator, administrator, custodian or official with similar powers been appointed by court order or privately respecting Newco or any of its assets or property, nor is Newco contemplating or initiating any steps whatsoever in connection with any of the foregoing, nor has Newco received any notice from any Person contemplating or initiating any such steps; and

(i)
Brokers and Finders: No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Newco or any of its Affiliates.

3.4    Survival of Representations and Warranties
Notwithstanding anything to the contrary herein expressed or implied and notwithstanding the deliveries of covenants, representations and warranties in any other agreements or documents or investigations by the parties hereto or their counsel, the representations and warranties set forth in Sections 3.1, 3.2 and 3.3 are true on the date hereof and shall continue and remain in full force and effect for the benefit of the parties hereto for a period of two (2) years following the Effective Time. The representations and warranties set forth in Sections 3.1 and 3.2 shall be deemed to apply to all assignments, conveyances, transfers and documents conveying any of the Assets from QRCI to the Partnership and there shall not be any merger of any covenant, representation or warranty in such assignments, conveyances, transfers or documents notwithstanding any rule of law, equity or statute to the contrary and all such rules are hereby waived. All covenants and agreements contained in this Agreement that by their terms apply or are to be performed in their entirety on or prior to the Effective Time shall terminate at the Effective Time. All covenants and agreements that by their terms apply or are to be performed in whole or in part after the Effective Time shall remain in full force and effect after the Effective Time in accordance with their terms.
3.5    No Additional Representations or Warranties by QRCI or Newco

(a)
QRCI makes no representations or warranties to Newco and the Partnership except as expressly enumerated in Section 3.1. Without limiting the generality of the foregoing, QRCI does not make representations or warranties with respect to: (i) any estimates of the value of the Assets or the revenues applicable to them; or (ii) any economic evaluations respecting the Assets.

(b)
Except with respect to the representations and warranties in Section 3.1 or in the event of fraud, the Partnership forever releases and discharges QRCI and its directors, officers, agents and employees from any claims and all liability to the Partnership or the Partnership's other partners, as a result of the use or reliance upon advice, information or materials pertaining to the Assets, which was delivered or made available to the Partnership by QRCI or its directors, officers, agents, consultants or employees prior to or pursuant to this Agreement, including, without limitation, any evaluations, projections, reports and interpretive or non-factual materials prepared by or for QRCI, or otherwise in QRCI's possession.

(c)
Newco makes no representations or warranties to QRCI or the Partnership except as expressly enumerated in Section 3.3. Without limiting the generality of the foregoing, Newco does not make representations or warranties with respect to: (i) any estimates of the value of the Assets or the revenues applicable to them; or (ii) any economic evaluations respecting the Assets.

ARTICLE 4
ADDITIONAL AGREEMENTS AND ACKNOWLEDGEMENTS
4.1    Declaration of Trust
QRCI hereby acknowledges to, declares and covenants with the Partnership that, in respect of all of the Assets which are held or registered in the name of QRCI, or in respect of which QRCI holds legal title, or any residual, contingent or future interest, QRCI as and from the Effective Time, stands possessed of and holds such Assets and all receipts, proceeds or products from the Assets in trust for the exclusive benefit of the Partnership and QRCI shall only deal with such Assets as instructed by the Partnership. Upon request of the Partnership, QRCI shall, wherever and to the extent that it is permissible to do so, provide to the Partnership such transfers, assignments, notices of assignment, novation agreements and other conveyances (the "Specific Conveyances") which are necessary or appropriate to transfer the title to the Assets currently held in the name of QRCI or by its nominee to the Partnership or as the Partnership otherwise directs. The Partnership shall be responsible at its cost for circulating and registering such conveyances and paying all transfer, registration, sales tax and other charges incurred in connection therewith.
4.2    Conflict
The parties agree that in the event of a conflict between the terms of this Agreement and any of the Specific Conveyances, this Agreement shall prevail.

4.3    Required Consents
To the extent that any Asset is not capable of being contributed, assigned, transferred or conveyed, or if such contribution, assignment, transfer or conveyance requires the prior consent of any Person (other than a consent which is customarily obtained after such contribution, assignment, transfer or conveyance or where the parties agree that the consequence of a failure to obtain such prior consent would not result in any material adverse consequence to such Asset) (a "Required Consent") this Agreement shall not constitute a contribution, assignment, transfer or conveyance of legal title to such Asset unless and until such Required Consent or waiver thereof is obtained. To the extent that any Required Consent is not obtained by QRCI, QRCI shall, from the Effective Time hold the benefits of such Asset in trust and act as agent, for the Partnership in accordance with the provisions of Section 4.1.
4.4    Asset Purchase Agreement
Immediately following the Effective Time, QRCI shall transfer its 50.0% Partnership Interest to MMI in exchange for shares of MMI, upon the terms and subject to the conditions set forth in the Asset Purchase Agreement. QRCI shall cause MMI to execute and deliver instruments confirming that MMI agrees to be bound by the terms of the Partnership Agreement with respect to the Partnership Interest so transferred to the same extent applicable to QRCI.
4.5    Purchase of Compression

(a)
The Partnership hereby agrees to sell, and QRCI agrees to purchase on an as-is-where-is basis, the four compressors, two dehydrators and all associated fixtures, equipment and spare parts located at the compressor facility located at a-66-A/94-0-15 (59°47'48"N and 122°33'55"W) (collectively, the "Compression Assets").

(b)	The purchase price for the Compression Assets shall be $33,000,000, payable in cash and exclusive of any applicable GST.

(c)	At QRCI's sole option, the purchase and sale of the Compression Assets shall occur on either January 1, 2016 or May 1, 2018.

(d)
On the date of purchase and sale of the Compression Assets, QRCI shall deliver the purchase price of the Compression Assets to the Partnership and the Partnership shall deliver a general conveyance, such specific conveyances as may be required and discharges in respect of any security held by any Person in respect of the Compression Assets.

(e)
QRCI and the Partnership agree to execute and deliver such further agreements, documents and instruments as may be necessary or desirable to give effect to the transactions contemplated by this Section 4.5 at of before the date of purchase and sale.

ARTICLE 5
PROCESSING AND GATHERING; OPPORTUNITIES
5.1    Processing Facilities

(a)	The Partnership shall construct the Fortune Creek Gas Plant. Contemporaneously with the execution and delivery of this Agreement, QRCI and the Partnership are entering into a

Processing Agreement in the form attached hereto as Schedule E which will, inter alia, provide that the processing charge (the "Processing Charge") for Natural Gas will be calculated such that the Partnership's investment in the Fortune Creek Gas Plant will:

(i)
achieve a 15% Hurdle Rate, on the basis of the capital component of the Processing Charge alone, at the end of the 10-year period following the estimated Commercial In-Service Date of the Fortune Creek Gas Plant;

(ii)
include a variable fee reflecting a pass-through of actual cash operating and maintenance capital expenses incurred by the Partnership such that the Partnership will not be affected by variances in such expenses; and

(iii)
include a capital component that increases or decreases, as the case may be, to the extent that actual capital costs exceed or are less than the estimates, such that the Partnership would achieve its 15% Hurdle Rate on the basis of TOP obligations alone over the 10 year period based on the actual capital costs.

5.2    Pipelines and Compression
Contemporaneously with the execution and delivery of this Agreement, QRCI and the Partnership are entering into a Gathering Agreement in the form attached hereto as Schedule C, which will, inter alia, provide that:

(a)	the initial term thereof shall be 10 years;

(b)
QRCI will pay a transportation fee as set forth in Exhibit C-2 of the Gathering Agreement, which fee shall be payable on a take-or-pay ("TOP") basis, such that to the extent that volumes delivered are below contracted levels, revenues to the Partnership will not be affected, as set forth in the Gathering Agreement;

(c)	QRCI shall not have any obligation to deliver any minimum volume of Natural Gas to the Maxhamish Pipeline; and

(d)
the Partnership shall provide Firm Service to QRCI in respect of its Natural Gas up to the capacity of the Fortune Creek Gas Plant subject to any release of such capacity by QRCI in favour of a third party.

5.3    Opportunities
From and after the Permitted Transfer (as defined in the Partnership Agreement), Newco and QRCI each agree to be bound by Section 3.2 and Article 4 of the Partnership Agreement as if those provisions were set forth in full herein.
5.4    Sales of Acreage

(a)
From and after the Effective Time, QRCI shall, and shall cause its Affiliates to, require any acquirer from it of working interests in acreage in the AMI that acquires directly or indirectly such acreage from QRCI, MMI or any of their Affiliates, to

(i)	to agree to offer any AMI Opportunity Project, if and to the extent located within the said acreage, or providing services in respect of the gas produced from and attributable to the said working interests, to the Partnership as if such acquirers were in the same position as MMI and its Affiliates (under the Partnership Agreement);

(ii)
take such acreage subject to QRCI's obligations under the Gathering Agreement and each other gathering and/or processing agreement relating to a midstream facility owned by the Partnership (each such other agreement being referred to herein as a "Service Agreement"), if any, between the Partnership and QRCI if and to the extent that the Gathering Agreement and/or any such Service Agreement relates to such acreage, and therefore be jointly and severally liable with QRCI and its Affiliates for such obligations, subject to Section 5.4(b); and

(iii)	use the facilities of the Partnership for gas processing activities to the extent such facilities are used immediately prior to such transfer of acreage.
For clarity, should a third party acquire any or all of QRCI’s acreage in the AMI, it will only be required to offer the Partnership any AMI Opportunity Projects with respect to the acreage acquired from QRCI, and not such third party’s previously-held or subsequently-acquired acreage within the AMI.

(b)
If, in connection with a transfer of working interests in acreage pursuant to Section 5.4(a), Newco consents, QRCI and its Affiliates shall be released from their obligations under the Gathering Agreement and Service Agreements in respect of said acreage, including without limitation the obligations and joint and several liability described in clause (ii) above. Newco may withhold its consent if and only if, in its reasonable opinion, the acquirer is not sufficiently creditworthy to perform QRCI's obligations under the said Gathering Agreement and Service Agreements relating to such acreage, taking into consideration the credit support provided by the parent guaranty.

5.5    Drilling and Completion Expenditures

(a)
In each of calendar years 2012, 2013 and 2014, QRCI shall spend a minimum of $100,000,000 per calendar year on Drilling Costs and Completion Costs ("Operations") in the AMI (the "Drilling Obligations"), which Drilling Obligations shall not take into account any spending incurred in respect of exploring or abandoning operations or any other field infrastructure related operations (other than equipping) undertaken in the AMI. Spending incurred in respect of Operations in the AMI by a Person other than QRCI under a farmout, joint venture, participation or similar arrangement between that other Person and QRCI shall be deemed to have been incurred, and the Drilling Obligations shall be deemed to that extent to have been performed, by QRCI as if it had incurred the spending itself.

(b)	At the election of QRCI, QRCI may:

(i)	defer a portion of the Drilling Obligations for any year up to a cumulative total of $20,000,000; and

(ii)
may accelerate a portion of the Drilling Obligations for any year into an earlier year, and if performed, they shall be considered to have been performed in the year in which they were originally to have been performed.

(c)
If QRCI does not fulfill its Drilling Obligations in a given calendar year, the capital portion of the Revenue Requirement as calculated pursuant to Section 502(a)(i) of the Gathering Agreement (the "Capital RR") for the last month of that year shall be increased by an amount (the "Capital RR Adjustment Amount") equal to:

(i)	$100,000,000; plus

(ii)	any deferred amount; minus

(iii)	the amount spent on Drilling Obligations in such year; minus

(iv)	$20,000,000.
If and to the extent that up to $20,000,000 is carried into the fourth year, such amounts will not be deferred any longer.

(d)
If the Capital RR under the Gathering Agreement for a month is increased by a Capital RR Adjustment Amount in accordance with Section 5.5(c), the Capital RR for the last month of the Initial Term shall be reduced by an amount equal to that Capital RR Adjustment Amount, provided that if, through one or more reductions pursuant to this Section 5.5(d) the Capital RR for the last or any preceding month of the Initial Term is reduced to zero, any additional reduction required pursuant to this Section 5.5(d) shall be made to the Capital RR for the next preceding month of the Initial Term and so on until the entire Capital RR Adjustment Amount has been applied.

(e)
The parties hereto agree that, other than the adjustments to the Capital RR as contemplated in Sections 5.5(c) and (d), there will be no remedy or compensation whatsoever payable or otherwise available to the Partnership in the event of any failure by QRCI to perform the Drilling Obligations.

ARTICLE 6
LIABILITY AND INDEMNIFICATION
6.1    Responsibility of QRCI
QRCI shall, subject to Section 6.9:

(a)
be liable to Newco, the Partnership and their respective Affiliates (other than QRCI) and their respective directors, officers, servants, agents and employees, and each of them, for all losses, costs, damages and expenses whatsoever which Newco, the Partnership or their respective affiliates (other than QRCI) or their respective directors, officers, servants, agents or employees, or any of them, may suffer, sustain, pay or incur; and

(b)
indemnify and save Newco, the Partnership and their respective Affiliates (other than QRCI) and their respective directors, officers, servants, agents and employees, and each of them, harmless from and against all claims, liabilities, actions, proceedings, demands, losses, costs, damages and expenses whatsoever which may be brought against or suffered by Newco, the Partnership (other than QRCI) and their respective directors, officers, servants, agents or employees, or any of them, or which they or any of them may sustain, pay or incur to the extent arising out of, resulting from, attributable to or connected with (i) any breach or inaccuracy of any representation or warranty made by QRCI herein in respect of which a written notice specifying the misrepresentation or breach is delivered by Newco or the Partnership in accordance with Section 3.4 (provided that in the event of a breach of Section 3.1(q), neither Newco nor the Partnership shall be entitled to seek indemnification for such breach hereunder as long as QRCI (or any of its Affiliates, acting on its behalf) is and remains in compliance with its obligations under the Gathering Agreement and any Service Agreement), (ii) the failure of QRCI to comply with, or the breach by QRCI of, any of the covenants or agreements to be performed by QRCI in this Agreement or (iii) any Excluded Liabilities.
6.2    Responsibility of Partnership
The Partnership shall, subject to Section 6.9:

(a)
be liable to QRCI and its affiliates (other than the Partnership) and their respective directors, officers, servants, agents and employees, and each of them, for all losses, costs, damages and expenses whatsoever which QRCI and its affiliates (other than the Partnership) and their respective directors, officers, servants, agents and employees, or any of them, may suffer, sustain, pay or incur, and

(b)
indemnify and save QRCI and its affiliates (other than the Partnership) and their respective directors, officers, servants, agents and employees, and each of them, harmless from and against all claims, liabilities, actions, proceedings, demands, losses, costs, damages and expenses whatsoever which may be brought against or suffered by QRCI and its affiliates (other than the Partnership) and their respective directors, officers, servants, agents or employees, or any of them, or which they or any of them may sustain, pay or incur, as a direct result of any matter or thing arising out of, resulting from, attributable to or connected with (i) the Assets to the extent occurring or accruing after the Effective Time, (ii) any breach or inaccuracy of any representation or warranty made by the Partnership herein in respect of which a written notice specifying the misrepresentation or breach is delivered by QRCI in accordance with Section 3.4, (iii) the failure of the Partnership to comply with, or the breach by the Partnership of, any of the covenants or agreements to be performed by the Partnership in this Agreement or (iv) any Assumed Liabilities.
6.3    Responsibility of Newco
Newco shall, subject to Section 6.9:

(a)
be liable to QRCI, the Partnership and their respective affiliates (other than Newco) and their respective directors, officers, servants, agents and employees, and each of them, for all losses, costs, damages and expenses whatsoever which QRCI, the Partnership and their respective affiliates (other than Newco) and their respective directors, officers, servants, agents or employees, or any of them, may suffer, sustain, pay or incur, and

(b)
indemnify and save QRCI, the Partnership and their respective affiliates (other than Newco) and their respective directors, officers, servants, agents and employees, and each of them, harmless from and against all claims, liabilities, actions, proceedings, demands, losses, costs, damages and expenses whatsoever which may be brought against or suffered by QRCI, the Partnership and their respective affiliates (other than Newco) and their respective directors, officers, servants, agents or employees, or any of them, or which they or any of them may sustain, pay or incur, to the extent arising out of, resulting from, attributable to or connected with any breach of inaccuracy of any representation or warranty made by Newco herein in respect of which a written notice specifying the misrepresentation or breach is delivered by QRCI or the Partnership in accordance with Section 3.4.
6.4    Procedure – Indemnities
Any party seeking indemnification hereunder shall give reasonably prompt notice thereof to the party from whom indemnification is sought. The party from whom indemnification is sought shall have the sole right to conduct, settle or otherwise dispose of any legal action in respect of which indemnification is sought in any manner it deems appropriate without the consent of the other party, except that such first party shall not agree to any disposition or settlement without the prior consent of the party seeking indemnification (which consent shall not be required if such disposition or settlement involves the payment of money borne entirely by the indemnifying party). The party seeking indemnification shall have the right to participate in the defence of such claim at its own expense. If the indemnifying party has elected to defend such claim but is not diligently pursuing such defence, the party seeking indemnification shall have the right to assume such defence at the indemnifying party's expense; provided the party seeking indemnification shall not settle such claim without the prior consent of the indemnifying party, not to be unreasonably withheld.
6.5    No Merger of Legal Responsibilities
The liabilities and indemnities created in this Article shall be deemed to apply to, and shall not merge in, all assignments, transfers, conveyances, novations, trust agreements and other documents conveying any of the Assets from QRCI to the Partnership, notwithstanding the terms of such assignments, transfers, conveyances, novations and other documents, Applicable Law or any rule of law or equity to the contrary, and all such rules are hereby waived to the fullest extent permitted at law.
6.6    Substitution and Subrogation
Insofar as is possible, each party shall have full rights of substitution and subrogation in and to all covenants, representations and warranties by others previously given or made in respect of the Assets or any of them.
6.7    Responsibility Extends to Legal Costs
Notwithstanding any provision to the contrary contained in this Article, references to costs in the liability and indemnification obligations prescribed by Sections 6.1, 6.2, 6.3 and 6.9 shall be deemed to include reasonable legal costs on a solicitor and his own client basis.
6.8    Benefit of Indemnity
Any claim for indemnity under this Article 6 by any of the partners or the Partnership or any of the directors, officers, servants, agents or employees of a party or a partner of the Partnership (collectively, the "Representatives") must be brought and administered by the applicable party to this Agreement. No indemnified Person other than the parties shall have any rights against either party under the terms of this Article 6 except as may be exercised on its behalf by QRCI, Newco or the Partnership, as applicable, pursuant to this Article 6. Each party may elect to exercise or not exercise indemnification rights under this Article 6 on behalf of its Representatives in its sole discretion and shall have no liability to any such other Representatives for any action or inaction under this Article 6.
6.9    Limitation on Liability
No Party hereunder shall have any liability under this Agreement for any exemplary, punitive, indirect, incidental, special, consequential, remote or speculative damages; provided, however, that a Party shall be liable for costs, expenses or damages, including lost profits, exemplary, punitive, indirect, incidental, special, consequential, remote, speculative or other damages paid or owed to any third party for which a party has a right to recover from another party or the Partnership under the terms hereof. Nothing in the immediately preceding sentence is intended to exclude liability hereunder for direct damages in respect of lost profits in connection with a breach of Section 5.3 or Section 5.4.
6.10    Social Service Tax Act
The parties agree that the provisions of section 99 of the Social Service Tax Act (British Columbia) are inapplicable.
ARTICLE 7
GENERAL
7.1    Further Assurances
On and after the Effective Time as may be necessary and without further consideration, the parties hereto shall execute, acknowledge and deliver such other documents, novations, instruments and agreements and shall do such other things as may be necessary to better define the Assets (upon the mutual agreement of the parties) or to otherwise carry out their respective obligations under this Agreement.
7.2    Governing Law and Submission to Jurisdiction
The laws of the Province of Alberta shall govern the construction, interpretation and effect of this Agreement, without regard to conflicts of law rules. Each party hereby submits to the exclusive jurisdiction of the Courts of Alberta and all courts of appeal therefrom for all purposes hereof, provided that the foregoing shall not restrict a party from enforcing a judgment outside of Alberta including the ability to initiate an original action in the courts of another jurisdiction if the judgment cannot be enforced. Each party waives, to the fullest extent permitted by applicable law, any right it may have to trial by jury in respect of any suit, action or proceeding relating to this Agreement.
7.3    Assignment
Neither party shall assign any of its rights or benefits or delegate any obligations hereunder without first having obtained the written consent of the other party and any such assignment or delegation shall be void ab initio.

7.4    Counterparts
The parties may execute this Agreement in two or more counterparts, which shall, in the aggregate, be signed by all of the parties; each counterpart shall be deemed an original instrument as against any party who has signed it.
7.5    Entire Agreement; Amendment
This Agreement, the Partnership Agreement, the Gathering Agreement and the Servicing Agreements, contain the entire agreement of the Parties relating to the rights granted and obligations assumed herein and therein and supersede all prior agreements between the parties as to the subject matter hereof. Any oral representations or modifications concerning this Agreement shall be of no force or effect unless contained in a subsequent written modification signed by the Parties.
7.6    No Third Party Beneficiaries
Except as provided in Article 6, this Agreement shall be binding upon and shall inure solely to the benefit of the Parties and their respective successors and permitted assigns and nothing herein, express or implied is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.
7.7    Severability
If any provision of this Agreement, or the application of such provision to any Person or in any circumstance, shall be held to be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions of this Agreement, and the application of such provision to any Persons or in any circumstances other than those as to which it is held invalid, illegal or unenforceable shall not be affected thereby.
7.8    Expenses
Except as otherwise specified in this Agreement, all costs and expenses, including fees and disbursements of counsel, financial advisors and accounts, incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be borne by the party incurring such costs and expenses.
7.9    Notices
Any written notice or communication to any of the parties required or permitted under this Agreement shall be deemed to have been duly given and received (i) on the date of service, if served personally or sent by facsimile transmission (and confirmed by telephone) to the party to whom notice is to be given, or (ii) on the next day if sent by a nationally recognized courier for next day service and so addressed and if there is evidence of acceptance by receipt.

(a)	if to QRCI:

One Palliser Square 2000, 125 – 9th Avenue S.E.
Calgary, Alberta T2G 0P8
Fax#: 403.262.6115
Attn: Chief Operating Officer

with a copy to:

801 Cherry Street
Suite 3700, Unit 19
Fort Worth, Texas 76102
Fax#: 817.665.5021
Attn: General Counsel

(b)	if to the Partnership:

One Palliser Square 2000, 125 – 9th Avenue S.E.
Calgary, Alberta T2G 0P8
Fax#: 403.262.6115
Attn: Chief Operating Officer

with a copy to:

801 Cherry Street
Suite 3700, Unit 19
Fort Worth, Texas 76102
Fax#: 817.665.5021
Attn: General Counsel

with a copy to:

0927530 B.C. Unlimited Liability Company
c/o Kohlberg Kravis Roberts & Co LP
9 West 57th, Suite 4200
New York, New York 10019
Fax#: 212.750.0003
Attn: Brandon Freiman, David Sorkin, Esq.

(c)	if to Newco:

c/o Kohlberg Kravis Roberts & Co LP
9 West 57th, Suite 4200
New York, New York 10019
Fax#: 212.750.0003
Attn: Brandon Freiman, David Sorkin, Esq.

with a copy to (which shall not constitute notice hereunder): Simpson Thacher & Bartlett LLP 425 Lexington Avenue
New York, New York 10017
Fax#: 212.455.2502
Attn: Gary Horowitz, Esq.

7.10    Remedies
The parties agree that no adequate remedy at law exists for a material breach or threatened material breach of any of the provisions of Section 5.3 or Section 5.4, the continuation of which unremedied will cause the injured party to suffer irreparable harm. Accordingly, the parties agree that the injured party shall be entitled, in addition to other remedies that may be available to it, to immediate injunctive relief from any material breach of any such provisions and to specific performance of its rights thereunder, as well as to any other remedies available at law or in equity.
7.11    Binding Effect
This Agreement shall be binding on all successors and assigns of the parties and inure to the benefit of the respective permitted successors and assigns of the parties, except to the extent of any express contrary provision in this Agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF the parties hereto have executed this agreement effective as of the date and time first above written.

QUICKSILVER RESOURCES CANADA INC.		0927530 B.C. UNLIMITED LIABILITY COMPANY

Per:	/s/ Glenn Darden	Per:	/s/ Mayo Shattuck
	Glenn Darden Chairman of the Board, Director		Mayo Shattuck Director

FORTUNE CREEK GATHERING AND PROCESSING PARTNERSHIP, by its partner, QUICKSILVER RESOURCES CANADA INC.		FORTUNE CREEK GATHERING AND PROCESSING PARTNERSHIP, by its partner, 0927530 B.C. UNLIMITED LIABILITY COMPANY

Per:	/s/ Glenn Darden	Per:	/s/ Mayo Shattuck
	Glenn Darden Chairman of the Board, Director		Mayo Shattuck Director

SCHEDULE A
to the
Contribution Agreement
dated December 23, 2011 between
Quicksilver Resources Canada Inc. and Fortune Creek Gathering and Processing Partnership
LISTED ASSETS
The "Assets" are set forth on Exhibit 1 (Maxhamish Pipeline), Exhibit 2 (Compression Assets) and shall include the following:

(a)
all permits, licences, authorizations, surface rights (including easements, licences of occupation and rights-of-way), and buildings, structures, appurtenances and tangible depreciable property situate thereon that are used or useful in connection with the operation of the Maxhamish Pipeline; but

(b)	specifically exclude any rights or interests in or relating to petroleum or natural gas or the production thereof, or in wells or wellsite facilities, or in the operation of the foregoing.

Exhibit 1
Maxhamish Pipeline

Exhibit 2
Compression Assets
All of the assets in the attached drawings except for pipe and equipment indicated in pink, which shall remain with QRCI.

ROAD
NPS 12 GATHERING PIPELINE
NPS 20 SALES PIPELINE
BOUNDARY OF LEASE
NPS 6 PRODUCED WATER PIPELINE
SEE NOTE 1
QUICKSILVER
PIPELINE R/W - OCC FILE 9702451
NPS 12 GATHERING PIPELINE (FUTURE)
NPS 12 GATHERING PIPELINE (FUTURE)
NPS 12 GATHERING PIPELINE (FUTURE)
NPS 24 GATHERING PIPELINE (FUTURE)
TEMPORARY STACK & MILL AREA FOR TIMBER
TOPSOIL STOCKPILE
TOPSOIL STOCKPILE (PROPOSED)
RETENTION POND
ACCESS ROAD
PARKING
PIGGING ACCESS
FUTURE SEPARATORS
EDGE OF PROPOSED SOIL STORAGE AREA
S 50.000
S 100.000
S 150.000
S 200.000
S 250.000
E 50.000
E 100.000
E 150.000
E 200.000
E 250.000

PLOT PLAN
SCALE: 1:500

EXISTING BORROW PIT
PROPOSED CAMPSITE EXTENSION
UNSURVEYED CROWN LAND
EXISTING CAMPSITE
PROPOSED BORROW PITS
P&NG GROUP 94-O-15 BLOCK A
65
QUICKSILVER PIPELINE R/W OCC FILE 9702451
PROPOSED 250 x 250m COMPRESSOR SITE
66
QUICKSILVER PDR613
UNSURVEYED CROWN LAND
PROPOSED 50 x 250m SOIL STORAGE SITE
56
55

LOCATION PLAN
SCALE: 1:5000

COMPRESSOR SITE
o-66-A/094-O-15

FORT NELSON
FORT ST. JOHN
DAWSON CREEK
PRINCE RUPERT
KITIMAT
PRINCE GEORGE
KAMLOOPS
VANCOUVER
VICTORIA

BUILDING/SKID/EQUIPMENT SCHEDULE

No.	DESCRIPTION	SIZE
1	PIG RECEIVER & ESDV'S (2)	4.4m x 14.0m
2	SALES GAS PIG LAUNCHER & ESDV	4.4m x 14.0m
3	PRODUCED WATER PIG VALVE	–
4	INLET SEPARATION SKID	5.0m x 8.0m
5	COMPRESSOR #1 SKID	8.5m x 14.6m
6	COMPRESSOR #2 SKID	8.5m x 14.6m
7	COMPRESSOR #3 SKID (FUTURE)	8.5m x 14.6m
8	COMPRESSOR #4 SKID (FUTURE)	8.5m x 14.6m
9	DEHYDRATOR #1 SKID	4.0m x 17.0m
10	STILL COLUMN VENT TANK	1.5m x 4.0m
11	DEHYDRATOR #2 SKID (FUTURE)	4.0m x 17.0m
12	FUEL GAS SKID	4.0m x 14.0m
13	VAPOUR RECOVERY UNIT	4.0m x 7.0m
14	STILL COLUMN VENT COOLER	1.7m x3.0m
15	UTILITY SKID	5.0m x 11.0m
16	GENERATOR SKID	7.3m x 14.0m
17	LIQUIDS STORAGE BUILDING	4.7m x 18.2m
18	MCC BUILDING	3.0m x 18.2m
19	CONTROL ROOM	3.6m x 18.2m
20	WAREHOUSE	6.0m x 12.0m
21	PRODUCED WATER TANKS	16m x 16.0m
22	H.P. FLARE KO DRUMS	2.4m x 6.5m
23	L.P. FLARE KO DRUMS	1.5m x 4.0m
24	H.P. & L.P. FLARE STACKS	–
25	PROCESS GAS & EJW COOLERS	3.8m x 12.3m
26	PROCESS GAS & AJW COOLERS	3.8m x 12.3m
27	TRANSFER PUMPS SKID	3.0m x 5.5m
28	H2S SCAVENGER SKID	2.4m x 3.0m
29	BARREL DOCK	2.4m x 4.8m
30	TRAIN #2 (FUTURE)	70.0m x 52.5m

SURFACE EQUIPMENT SPACING GUIDELINE

	WELLHEAD	FLARE	BOILER, STEAM GENERATING EQUIPMENT, TEG*	PRODUCED WATER TANKS	OTHER SOURCES OF IGNITABLE VAPOURS	SEPARATOR	FLAME TYPE EQUIPMENT	PRODUCED FLAMMABLE LIQUIDS CRUDE OIL & CONDENSATE TANKS	SURFACE IMPROVEMENTS
WELLHEAD		50	25	NS	NS	NS	25*	50	80
FLARE	50		NS	25	25	25	25	50	80
BOILER, STEAM GENERATING EQUIPMENT, TEG*	25	NS		25	25	25	25	25	NS
PRODUCED WATER TANKS	NS	25	25		NS	NS	25*	NS	NS
OTHER SOURCES OF IGNITABLE VAPOURS	NS	25	25	NS		NS	25*	NS	NS
SEPARATOR	NS	25	25	NS	NS		25*	NS**	NS
FLAME TYPE EQUIPMENT	25*	25	25	25*	25*	25*		25*	NS
PRODUCED FLAMMABLE LIQUIDS CRUDE OIL & CONDENSATE TANKS	50	50	25	NS	NS	NS**	25*		60
SURFACE IMPROVEMENTS	80	80	NS	NS	NS	NS	NS	60	

No.	DESCRIPTION	DATE	BY	CHK.	ENG.	REFERENCE DRAWING	DWG. No
0	ISSUED FOR CONSRUCTION	03/15/11	GEB	TCD	BDR		
1	AS-BUILT	05/01/11	GEB	TCD	BDR		

NOTES:
1. WATER LINE TO BE INSTALLED IN COMMON TRENCH WITH NPS 20 SALES GAS PIPELINE.

ENGINEERING STAMP

CHINOOK ENGINEERING LTD.
VANCOUVER, BRITISH COLUMBIA CANADA

FORTUNE CREEK
COMPRESSOR STATION
o-66-A/094-O-15
PLOT PLAN

QUICKSILVER RESOURCES

DRN.	CHK.	APP'D	DATE	SCALE	PROJECT	DWG NO.	SHT.	REV
GEB			06-22-10	AS SHOWN	TRAIN 1	T01-A-8000-PP-001	1/1	1

N
T01-C-8000-F-001
T01-C-8000-F-002
T01-C-8000-F-003
T01-C-8000-F-004
T01-C-8000-F-005
T01-C-8000-F-006
T01-C-8000-F-007
T01-C-8000-F-008
T01-C-8000-F-009
T01-C-8000-F-010
T01-C-8000-F-011
T01-C-8000-F-012
T01-C-8000-F-013
T01-C-8000-F-014
T01-C-8000-F-015
T01-C-8000-F-016

No.	DESCRIPTION	DATE	BY	CHK.	ENG.	REFERENCE DRAWING	DWG. No
0	ISSUED FOR CONSTRUDCTION	01/18/11	GEB	TDC	BDR		

NOTES:

ENGINEERING STAMP

PROFESSIONAL ENGINEER — PROVINCE OF BRITISH COLUMBIA — B. D. ROSE

JAN 19 2011

FORTUNE CR. COMPRESSOR STN.
KEY PLAN
OVERALL LAYOUT

QUICKSILVER RESOURCES

DRN.	CHK.	APP'D	DATE	SCALE	PROJECT	DWG. NO.	SHT.	REV
GEB			01/17/11	1:200	TRAIN 1	T01-C-8000-F-000	1/1	0

E-113.000m
E-143.000m
S-36.000m
S-50.000m
S-50.700m
S-55.000m
E-125.780m
E-128.000m
E-132.000m
E-139.040m
1000
2270
1150
750
2670
1000
1000
2074
1346
1060
1050
1900
1050
PIG LAUNCHER & ESD SKID T01-SK-003
PIG RECEIVER & ESD SKID T01-SK-001
PIG RECEIVER & ESD SKID T01-SK-002
T01-508-PGS-09SK-125
T01-508-PGS-09SK-124
T01-508-PGS-09SK-123
T01-610-PGS-06S-003-50H-G
T01-610-PGS-06S-007-50H-G
T01-610-PGS-06S-004-50H-G
LINE TAG
PS-028
PS-029

No.	DESCRIPTION	DATE	BY	CHK.	ENG.	REFERENCE DRAWING	DWG. No
0	ISSUED FOR CONSTRUCTION	01/18/11	GEB	TDC	BDR		

NOTES:

1. MECHANICAL CONTRACTOR TO CONFIRM ROUTING AND DIMENSIONS OF ALL PIPING PRIOR TO FABRICATION.
2. HYDRO TEST VENTS AND DRAINS BY MECHANICAL CONTRACTOR AS REQUIRED.
3. ALL DIMENSIONS ARE IN MILLIMETRES UNLESS NOTED OTHERWISE.

ENGINEERING STAMP

PROFESSIONAL ENGINEER PROVINCE OF BRITISH COLUMBIA B.D. ROSE

JAN 1 9 2011

FORTUNE CR. COMPRESSOR STN.
PIG BARRELS
PLAN VIEW
PIPING ARRANGEMENT

QUICKSILVER RESOURCES

DRN.	CHK.	APP'D	DATE	SCALE	PROJECT	DWG. NO.	SHT.	REV
GEB			01/17/11	1:30	TRAIN 1	T01-C-8000-F-002	1/4	0

S-57.000m
590
750
275
275
600
750
INLET SEPARATOR SKID
S-60.800m
S-65.389m
E-116.685m
E-124.000m
242
1140
F-126.290m
PS-051
E-128.000m
450
1330
E-132.000m
S-60.000m
PS-030
S-63.900m
1100
625
S-65.500m
F-125.985m
PS-063
1425
1225
1100
435
1400
S-65.000m
PS-031
S-70.000m
PS-032
1800
1950
S-75.000m
PS-033
E-113.000m
E-143.000m
S-78.000m
1050
750
550
1020
330
JAN 19 2011

No.	DESCRIPTION	DATE	BY	CHK.	ENG.	REFERENCE DRAWING	DWG. No
0	ISSUED FOR CONSTRUCTION	01/18/11	GEB	TDC	BDR		

NOTES:

1. MECHANICAL CONTRACTOR TO CONFIRM ROUTING AND DIMENSIONS OF ALL PIPING PRIOR TO FABRICATION.
2. HYDRO TEST VENTS AND DRAINS BY MECHANICAL CONTRACTOR AS REQUIRED.
3. ALL DIMENSIONS ARE IN MILLIMETRES UNLESS NOTED OTHERWISE.

ENGINEERING STAMP

PROFESSIONAL ENGINEER — PROVINCE OF BRITISH COLUMBIA — B. D. ROSE

FORTUNE CR. COMPRESSOR STN.
INLET SEPARATOR
PLAN VIEW
PIPING ARRANGEMENT

QUICKSILVER RESOURCES

DRN.	CHK.	APP'D	DATE	SCALE	PROJECT	DWG. NO.	SHT.	REV
GEB			01/17/11	1:30	TRAIN 1	T01-C-8000-F-006	1/4	0

LOW PRESSURE FLARE
KNOCK OUT TANK
HIGH PRESSURE FLARE
KNOCK OUT TANK
VRU SKID
TRANSFER PUMP
SKID
S-80.000m
PS-034
S-83.000m
PS-035
F-132.000m
PS-025
F-115.000m
PS-026
F-120.000m
PS-027
F-125.000m
S-82.200m
PS-049
PS-050
S-84.000m
PS-080
F-136.500m
F-138.000m
PS-081
F-141.900m
S-87.000m
PS-036
PS-037
S-90.000m
S-91.000m
F-128.000m
S-91.955m
F-119.850m
S-95.000m
PS-038
PS-048
S-96.000m
F-136.350m
S-96.611m
F-135.000m
JAN 19 2011

No.	DESCRIPTION	DATE	BY	CHK.	ENG.	REFERENCE DRAWING	DWG. No
0	ISSUED FOR CONSTRUCTION	01/18/11	DAH	TDC	BDR		

NOTES:
1. MECHANICAL CONTRACTOR TO CONFIRM ROUTING AND DIMENSIONS OF ALL PIPING PRIOR TO FABRICATION.
2. HYDRO TEST VENTS AND DRAINS BY MECHANICAL CONTRACTOR AS REQUIRED.
3. ALL DIMENSIONS ARE IN MILLIMETRES UNLESS NOTED OTHERWISE.

ENGINEERING STAMP

PROFESSIONAL ENGINEER — PROVINCE OF BRITISH COLUMBIA — B. D. ROSE

FORTUNE CR. COMPRESSOR STN.
FLARE K.O. DRUMS
PLAN VIEW
PIPING ARRANGEMENT

QUICKSILVER RESOURCES

DRN.	CHK.	APP'D	DATE	SCALE	PROJECT	DWG. NO.	SHT.	REV
DH			01/18/11	1:30	TRAIN 1	T01-C-8000-F-010	1/4	0

S-99.000m
S-100.000m
PS-039
TRANSFER PUMP SKID
S-102.600m
PS-072
S-105.000m
PS-040
S-106.500m
PS-073
T01-TK-801 PRODUCED WATER TANK
T01-TK-802 PRODUCED WATER TANK
E-126.000m
E-156.000m
S-110.000m
PS-041
PS-043
PS-044
PS-045
PS-046
PS-047
E-135.350m
E-138.600m
E-143.600m
E-145.500m
E-150.500m
S-115.000m
PS-042
T01-TK-803 PRODUCED WATER TANK
T01-TK-804 SLOP/DRAIN TANK
S-120.000m

No.	DESCRIPTION	DATE	BY	CHK.	ENG.	REFERENCE DRAWING	DWG. No
0	ISSUED FOR CONSTRUCTION	01/28/11	[signature]	[signature]	[signature]		

NOTES:

1. MECHANICAL CONTRACTOR TO CONFIRM ROUTING AND DIMENSIONS OF ALL PIPING PRIOR TO FABRICATION.
2. HYDRO TEST VENTS AND DRAINS BY MECHANICAL CONTRACTOR AS REQUIRED.
3. ALL DIMENSIONS ARE IN MILLIMETRES UNLESS NOTED OTHERWISE.

ENGINEERING STAMP

JAN 2 8 2011

PROFESSIONAL ENGINEER, PROVINCE OF BRITISH COLUMBIA, R. M. BOHL, # 29279

FORTUNE CR. COMPRESSOR STN.
PRODUCED WATER TANKS
PLAN VIEW
PIPING ARRANGEMENTS

QUICKSILVER RESOURCES

DRN.	CHK.	APP'D	DATE	SCALE	PROJECT	DWG. NO.	SHT.	REV
GEB			01/24/11	1:30	TRAIN 1	T01-C-8000-F-016	1/4	0

SCHEDULE B
to the
Contribution Agreement
dated  December 23, 2011 between
Quicksilver Resources Canada Inc. and Fortune Creek Gathering and Processing Partnership
AMI

SILVER CLOUD DEVELOPMENT NAD83 ZONE10 - ZONE 10 NAD83

Lon 126
Lon 124
Lon 122
Lon 120
Lat 61
Lat 60
Lat 59
Lat 58
NWT
Alberta
094 N
094 O
094 J
094 I
LIARD BASIN
HORN RIVER BASIN
CORDOVA BASIN
KWK ACREAGE
AMI
HIGHWAY
PIPELINES - SPECTRA
PIPELINES - TRANSCANADA

PETRA 8/25/2011 7:22:28 AM

B-1

SCHEDULE C
to the
Contribution Agreement
dated  December 23, 2011 between
Quicksilver Resources Canada Inc. and Fortune Creek Gathering and Processing Partnership

Gathering Agreement
See attached.

GATHERING AGREEMENT
(MAXHAMISH PIPELINE)
GATHERING AGREEMENT made as of the 23rd day of December, 2011 (the "Effective Date").
BETWEEN:
FORTUNE CREEK GATHERING AND PROCESSING PARTNERSHIP, a partnership having an office in the City of Calgary, in the Province of Alberta (the "Operator")
- and -
QUICKSILVER RESOURCES CANADA INC., a body corporate having an office in the City of Calgary, in the Province of Alberta (the "Producer")
RECITALS:

A.	the Operator operates a Gathering System designed to transport Natural Gas from wells located in the Horn River Basin area in the Province of British Columbia;

B.	the Producer owns and controls working interests in and has the right to produce and transport Producer's Gas; and

C.
the Producer desires and the Operator has agreed, pursuant to the terms and conditions as hereinafter set forth, to have Producer's Gas transported through the Gathering System for the delivery to the Delivery Point;

THEREFORE, in consideration of the premises and the mutual covenants and conditions contained herein, the Parties covenant and agree as follows:
ARTICLE I
DEFINITIONS

101.	Definitions
In this Agreement, including the recitals, definitions and Exhibits:
"Agreement" means this gathering agreement as amended, supplemented or restated from time to time and includes all recitals and any exhibit, schedule or appendix to this gathering agreement;
"Acceptance Point" means, before the Direction Change Date, the inlet of the Fortune Creek compressor located at a-66-A/94-O-15 (59° 47' 48" N and 122° 33' 55" W), and from and after the Direction Change Date, the outlet of the Fortune Creek Compressor at a-66-A/94-O-15 (59° 47' 48" N and 122° 33' 55" W);
"Affiliate" means, in the context of the relationship between persons, that one person controls the other person, is controlled by the other person or that both are controlled by a third person, and without limiting the generality of the foregoing for this purpose:

(a)
a corporation shall be deemed to be controlled by those persons who possess, directly or indirectly, the power to direct or cause the direction of the management and policies of the said corporation by ownership of voting interest, by contract or otherwise; and

(b)
a partnership, association, business or trust shall be deemed to be controlled by those persons that are able to determine its policies and material decisions, provided that a partnership that is comprised only of corporations that are Affiliates of each other shall be deemed to be an Affiliate of each such corporation and its other Affiliates;

"AMI" means the area delineated by the gray line on the map attached as Exhibit E;
"Contribution Agreement" means the Contribution Agreement between the Producer and the Operator of even date herewith.
"Current Volume and Term Commitments" means in respect of a QRCI Agreement, the contract demand, contract volumes or committed volumes (as the case may be) of such QRCI Agreement and the initial term, primary term or production period (as the case may be) without amendment, extension or renewal, of such QRCI Agreement;
"Delivery Point" means the point at which Gas is delivered from the Gathering System to (i) up to the Direction Change Date the Spectra Maxhamish North meter station located at a-5-a/94-0-14; and (ii) from and after the Direction Change Date, the inlet of the Fortune Creek compressor located at a-66-A/94-O-15 (59° 47' 48" N and 122° 33' 55" W);
"Direction Change Date" means the date on which the direction of flow of Natural Gas on the Maxamish Pipeline is changed from westbound to eastbound;
"Firm" means firm, non-interruptible service, which for the avoidance of doubt, shall be the last service to be curtailed unless Producer in its sole discretion agrees otherwise in writing;
"Gas" means Natural Gas or Producer's Gas or both;
"Gathering System" means all real and personal property of every kind, nature, and description comprising the Maxhamish Pipeline operated by the Operator and as shown on Exhibit B, including but not limited to all pipelines, valves and metering facilities thereof;
"Initial Term" has the meaning given to such term in Subclause 1101(a);
"Natural Gas" means all natural gas, solution gas, and any other gas, and all fluid hydrocarbons not defined as crude oil under the provisions of the Oil and Gas Conservation Act (Alberta) and all amendments thereto or substitutes therefor;
"Party" means a person, firm, corporation or partnership which has executed this Agreement and "Parties" means all such persons, firms, corporations or partnerships collectively;
"Producer's Gas" means all Natural Gas, produced from the wells described in Exhibit A;
"QRCI Agreements" means the TCPL Agreement, the Spectra Agreement, and the Ramshorn Agreement;
"Ramshorn Agreement" means the Gas Handling Agreement for the Ramshorn Coles Lake Compressor Facility dated August 20, 2009, between Ramshorn Canada Investment Ltd. and QRCI.
"Renewal Term" has the meaning given to such term in Subclause 1101(b);
"Spectra Agreement" means the New Raw Gas Transmission and Treatment Services Agreement for the Fort Nelson Gathering and Treating Complex dated February 27, 2009, between Westcoast Energy Inc. and QRCI without regard to any amendments, modifications or waivers after the Effective

Date that have the effect of increasing the contractual volume commitment or extending the term set forth therein;
"TCPL Agreement" means collectively:

(a)
the Komie East Project and Expenditure Authorization between NGTL and QRCI dated November 6, 2009, as amended by the First Amending Agreement dated January 11, 2010, and the Service Documents to be executed and delivered as contemplated therein; and

(b)
the Komie North Pipeline and Fortune Creek Meter Station Project and Expenditure Authorization dated April 6, 2011(and the associated Commitment Letter Agreement and Horn River Option Agreement, each dated April 6, 2011) between NGTL and QRCI, and the Service Documents to be executed and delivered as contemplated therein.

102.	References to Year, Month and Day
In this Agreement:

(a)
All references to "annual", "annual basis", or "Year" shall be references to a period of time commencing at 0800 hours on January 1 in a calendar year, and ending at 0800 hours on January 1 of the following calendar year;

(b)
All references to "month" or "monthly" shall be to a period of time commencing at 0800 hours on the first day of a calendar month and ending at 0800 hours on the first day of the following calendar month;

(c)	All references to "day" shall be to a period of time consisting of twenty-four (24) consecutive hours, commencing at 0800 hours each day and ending at 0800 hours on the following day.

103.	Time
All times are Mountain Standard Time without regard to any adjustments for daylight savings time.

104.	Headings
The headings of the Articles and Clauses of this Agreement have been inserted for convenience of reference only and shall not affect the construction or interpretation hereof.

105.	Number or Gender
In this Agreement and where the context requires, words importing the singular shall include the plural and vice versa and words importing gender shall include the masculine, feminine and neuter genders.

106.	Effective Date
For certainty, the rights and obligations under this Agreement commence on the Effective Date and are not subject to the installation and operation of the Initial Compressors (as defined in the Contribution Agreement between the Producer and the Operator dated as of the date hereof).

ARTICLE II
EXHIBITS

201.	Exhibits
The following Exhibits are attached to and incorporated in this Agreement:

(a)	Exhibit A is a list of the well(s) operated by the Producer;

(b)	Exhibit B is a map of the Gathering System;

(c)	Exhibit C sets forth the transportation fee for Producer's Gas;

(d)	Exhibit D sets forth the specifications for Producer's Gas; and

(e)	Exhibit E is a map of the AMI.

202.	Revision of Exhibits
Operator or Producer may initiate revisions to the Exhibits from time to time and any revisions so initiated shall only be effective once mutually agreed upon in writing. The Operator shall be responsible for the agreed upon revisions to the Exhibits which shall show the effective date and shall be numbered consecutively. Operator shall provide Producer with a copy of any revised Exhibits. Notwithstanding the foregoing, Operator may revise Exhibit A upon notice to Producer in accordance with Sections 406 and 1207 of this Agreement.

203.	Conflicts
In the event of any conflict between the main body of this Agreement and the Exhibits, the main body of this Agreement shall prevail.
ARTICLE III
INTENTIONALLY DELETED
ARTICLE IV
DELIVERY

401.	Delivery and Transportation of Producer's Gas

(a)
Subject to the terms and conditions of this Agreement, the Producer may deliver, at its sole risk and expense, a volume of Producer's Gas not to exceed the design capacity of the Gathering System to the Operator at the Acceptance Point.

(b)
Operator shall accept and transport Producer's Gas on a Firm basis in the Gathering System to the Delivery Point. Producer's and its Affiliates' Natural Gas production from its working interests in Natural Gas rights located in the AMI shall have a right to service in the Gathering System in priority over all Natural Gas delivered by any Person who is not Producer or an Affiliate of Producer. If the Gathering System is unable to transport all Gas available for delivery to the Gathering System on any one Day, Producer's Gas is the highest priority Gas and acceptance of Producer's Gas by Operator at the Acceptance Point for transportation in the Gathering System will be cut back last.

(c)
Subject to its remedies under Section 804, the Operator shall not acquire title to any of the Producer's Gas (including without limitation any CO2 contained therein) delivered by the Producer under this Agreement, but shall have possession thereof only for the transportation herein. Producer's Gas accepted hereunder may be commingled with any Natural Gas delivered through the Gathering System for transportation to the Delivery Point.

(d)
The Producer warrants that it has the right to produce and deliver for transportation the Producer's Gas delivered hereunder and the Producer covenants and agrees to indemnify and hold the Operator harmless from and against any and all actions, causes of actions, claims or demands by any person, firm or corporation claiming an interest in Producer's Gas.

402.	Commencement of Delivery
The delivery of the Producer's Gas by the Producer to the Operator shall commence on the Effective Date.

403.	Flare Volumes and Losses

(a)
The Operator shall have the right at any time, at its sole discretion, to flare Producer's Gas. Operator shall have the right to use and consume free of charge as much of Producer's Gas as it may require for transporting Producer's Gas or which may be lost due to unavoidable causes.

(b)	Producer's Gas, when flared, consumed or lost as a discrete stream, shall be conclusively deemed not delivered to the Gathering System.

(c)
To the extent the Producer’s Gas is commingled with third party shippers’ Natural Gas at the time Natural Gas is flared, consumed or lost, the flared, consumed or lost Natural Gas shall be borne by the Producer in the proportion that the volume of Producer’s Gas delivered to the Gathering System on the previous day bears to the total volume of Natural Gas delivered to the Gathering System on the previous day.

404.	Specification of Producer's Gas
Producer's Gas delivered to the Gathering System by or for the Producer shall meet the specifications set forth in Exhibit D hereto. If any Producer's Gas delivered to the Gathering System does not meet the specifications set forth in Exhibit D then the Operator may, in the Operator’s discretion discontinue the taking of all or part of the Producer's Gas until such time as the Producer's Gas to be delivered meets the specifications set forth in Exhibit D.

405.	Temporary Limitations
The Operator, at its sole discretion and without incurring any liability to Producer, reserves the right to refuse or limit delivery of Producer's Gas at the Acceptance Point when the Gathering System is shut down or when the Gathering System capacity is reduced due to maintenance or temporary operational difficulties. The Producer shall continue to be obligated to pay the amounts due under Section 502(b), without regard to any impact on actual throughput resulting from shut downs, reduced capacity due to maintenance or temporary operational difficulties. In the event of any such curtailment or reduction in capacity, Producer's Gas is receiving Firm service and shall therefore be the last Natural Gas to be curtailed by Operator.

406.	Installation and Ownership of the Acceptance Point Facilities
Acceptance Point and downstream facilities including the block valve shall be installed or caused to be installed by Operator at the sole risk and expense of the Producer. Notwithstanding such facilities are installed at Producer’s risk and expense, the Operator shall have title to and ownership of such facilities. Operator shall not refuse to connect any Producer wells that produce Natural Gas that has been dedicated pursuant to Section 407 of this Agreement and all such wells shall be added to Exhibit A.

407.	Dedication

(a)
Producer hereby dedicates its, and shall cause its Affiliates to dedicate their, entire working interest share of all Natural Gas produced from or attributable to its working interests in Natural Gas rights located in the AMI and in any such working interests that it or its Affiliates hereafter acquire in Natural Gas rights located in the AMI ("After Acquired Interests"), such that all such Natural Gas shall, if reasonably practicable, be transported on the Maxhamish Pipeline.

(b)
The dedication in Section 407(a) is subject to the provisions of the QRCI Agreements, to the extent only of the Current Volume and Term Commitments of the QRCI Agreements, and, with respect to any After Acquired Interests only, subject to any contracts to which any such After Acquired Interests are subject at the time of acquisition provided such contracts are in place prior to and not in contemplation of such acquisition.

(c)
Notwithstanding the said dedication, Producer will have the sole and exclusive right to direct its and its Affiliates' Natural Gas production to a market of its choice through transportation on the Gathering System or under transportation arrangements made pursuant to any of the QRCI Agreements, to the extent only of the Current Volume and Term Commitments of the QRCI Agreements.

(d)
Without limitation to Producer’s obligations under Section 5.4(a) of the Contribution Agreement, should Producer or any Affiliate of Producer desire to dispose of or sell any or all of its working interests that are the subject of the dedication in Subclause 407(a), Producer shall, and shall cause its Affiliates to, make such disposition or sale subject to the acquiring party agreeing to enter into a gathering agreement on the same terms, including fees and a dedication on the terms contained in this Clause 407 with Operator in respect of production from such working interest. Notwithstanding any such disposition of a working interest that is the subject of the dedication herein, Producer shall remain jointly and severally liable with the acquiring party for its obligations hereunder in respect of such working interests unless Operator has granted its prior written consent to such disposition, in which event Producer shall be released from all of its obligations hereunder (including such dedication) and the corresponding joint and several liability insofar as the said obligations and joint and several liability relate to such working interests that are being sold. Operator may withhold its consent if and only if, in Operator's reasonable opinion, the acquiring party is not sufficiently creditworthy to perform Producer’s obligations (including such dedication) pursuant to the new gathering agreement insofar as the obligations relate to the working interests that are being sold, taking into consideration the credit support provided by Producer’s parent’s guaranty.

CONFIDENTIAL TREATMENT GRANTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN GRANTED IS OMITTED AND MARKED WITH “[****]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.
ARTICLE V
FEES

501.	Transportation Fees
Transportation fees applicable to the volume of Producer's Gas delivered to the Gathering System during the Initial Term shall be as specified in Exhibit C hereto and shall be billed to Producer in accordance with Section 801. The Producer shall pay the transportation fee, consisting of a fixed capital portion and an operating portion, as set out in Exhibit C for the total volume of Producer’s Gas delivered to the Gathering System at the Acceptance Points.

502.	Minimum Volume Commitment Fee During the Initial Term

(a)	For purposes of this Section 502:

(i)	The "Actual Throughput Revenues" for any month during the Initial Term shall be the aggregate of:

(A)	the transportation fees specified in Exhibit C for the total volume of Producer's Gas delivered to the Gathering System at the Acceptance Points during the particular month; plus

(B)	the total transportation fees applicable to third parties for Natural Gas other than Producer’s Gas delivered to the Gathering System during the particular month.

(ii)	The "Revenue Requirement" for any month during the Initial Term shall be:

(A)	[****], the product of (X) [****] and (Y) [****]; plus

(B)	the quotient obtained by dividing (X) [****], by (Y) [****].

(iii)	The "Throughput Commitment" for each month during the Initial Term is calculated using the applicable daily volumes set forth in the table attached as Exhibit C-2.

(b)
In addition to the transportation fees payable pursuant to Section 501, the Producer will owe and pay to Operator for each month during the Initial Term the amount, if any, equal to the positive difference obtained by subtracting the Actual Throughput Revenues for such month from the Revenue Requirement for such month.

Amounts due pursuant to this Section 502(b) will be billed in accordance with Section 801.

503.	Renewal Term
The transportation fee hereunder during each Renewal Term shall be set by the mutual agreement of the Producer and the Operator based on the following standards:

(a)
rates being charged by third parties in the Horn River basin (and other analogous resource plays in north western Alberta and north eastern British Columbia) for levels, priority and other terms of service comparable to those being offered by the Operator with respect to the Gathering System ;

(b)	Producer's dedication of Natural Gas set forth in this Agreement;

(c)	relevant differences in geographic location of reserves and facilities and differences in terms of service;

(d)	other relevant competitive market factors; and

(e)	without the use of "cost of service" rate-setting methodology.
Not later than 12 months prior to the expiry of the Initial Term or any Renewal Term, the Operator shall, in good faith, provide Producer with written notice as to the transportation fee that it proposes for the Renewal Term. Within 90 days following receipt of any such notice, Producer shall have the option in its sole discretion to accept or reject any such fee proposal. If Producer rejects the proposal, and Producer is unable to otherwise agree to a proposal with the Operator after participating in good faith negotiations with respect thereto for a period of 30 days, then Producer and the Operator shall jointly appoint an independent expert, who shall be qualified by training and experience, to set the transportation fee for the Renewal Term based on the standards set forth above in this Section 503. If the Parties fail or are unable to agree on the appointment of an expert as aforesaid, the expert shall be appointed by a Judge of the Court of Queen's Bench of Alberta upon application by either Party.
Upon the acceptance, agreement or expert determination of the transportation fee, the Operator shall revise Exhibit C in accordance with Section 202.
ARTICLE VI
MEASUREMENT

601.	Equipment
Producer shall, at its sole risk and expense, install or cause to be installed metering facilities of a standard make compatible with those meters measuring the streams delivering Natural Gas to the Gathering System for the purpose of measuring Producer's Gas delivered to the Acceptance Point. The metering facilities shall meet the Operator's specifications and shall be installed in a manner and at a location approved by the Operator. The metering facilities shall be operated and maintained by and at the sole risk and expense of the Producer.

602.	Accuracy

(a)
The accuracy of the measuring equipment shall be verified at least once in every three hundred and sixty five (365) day period at the expense of the Producer. Producer shall notify Operator of such reading, calibration and checking and Operator may be present to witness such reading, calibration and checking. In case any question arises as to the accuracy of measurement, the metering facilities shall be tested upon demand.

(b)
If, upon any test, measuring equipment is found to be in error by not more than two percent (2%) with respect to gas measurement (hereinafter called the "relevant percentage"), previous readings of such equipment shall be considered correct in computing the volumes being metered, but such equipment shall be adjusted properly at once to record accurately. If, upon any test demanded by either Party, any measuring equipment is found to be inaccurate by any more than the relevant percentage, then the Party maintaining the meter shall pay the expense of such test and otherwise, the expense shall be borne by the Party demanding the test. Any previous readings of such equipment shall be corrected to zero error for any period which Operator and Producer agree upon. In the case where Operator and Producer cannot agree upon such period, such correction shall be for a period covering the last half of the time elapsed since the date of the last test.

(c)
If the measuring equipment is out of service or out of repair so that the volume being measured is not correctly indicated by the reading thereof, the volumes attributable to the period shall be estimated on the basis of the best available data using the first of whichever of the following methods is feasible:

(i)	by using the registration of any check measuring equipment if installed and accurately registering;

(ii)	by correcting the error if the percentage of error is ascertainable by calibration, test or mathematical calculations; or

(iii)	by estimating the volume based upon deliveries under similar conditions during a period when the meter was registering accurately.

603.	Unit of Volume and Weight
The unit of volume of Gas for all purposes hereunder shall be one thousand cubic metres (103m3) measured to an accuracy of one (1) decimal place at an absolute pressure of one hundred one and three hundred twenty-five thousandths (101.325) kilopascals at a temperature of fifteen degrees (15o) Celsius.

604.	Assumed Atmospheric Pressure
For purposes of measurement and meter calibration the atmospheric pressure at the point of measurement hereunder shall be assumed to be constant at one hundred one and three hundred twenty-five thousandths (101.325) kilopascals (absolute), irrespective of the actual elevation or location of any of the meters above sea level or variations in the atmospheric pressure from time to time.

605.	Determination of Volumes
Volumes of Gas shall be computed in accordance with the methods prescribed in the publication entitled "Orifice Metering of Natural Gas and Other Related Hydrocarbon Fluids" being A.G.A. report No. 3 - ANSI/API 2530, Second Edition, September 1985 and any subsequent revisions thereto. The volumes of Gas shall be corrected for deviation from Boyle's Law and the factor for correction for such deviation shall be computed in accordance with the methods set forth in "Compressibility and Supercompressibility for Natural Gas and Other Hydrocarbon Gases, American Gas Association Transmission Measurement

Committee Report No. 8" including the Appendix thereto, as published in December, 1985 and any subsequent revisions thereto.

606.	Analysis

(a)
Operator shall have the right to sample Producer's Gas being delivered to the Acceptance Point at any point or points from and including the wells from which the Producer's Gas is being produced to the Acceptance Point. The Producer's Gas shall be sampled and measured at reasonable intervals as required by the Operator and the samples so taken shall be analyzed, using a method consistent with normal industry practice, for substances such as, but not limited to the following:

(i)	the mole percent of each hydrocarbon constituent present from methane to hexane plus, and the mole percents of hydrogen, helium, carbon dioxide, hydrogen sulphide and nitrogen;

(ii)	the quantities of sulphur and sulphur compounds;

(iii)	the heating value; and

(iv)	the quantity of water.

(b)	The costs of sampling and analysis for the wells described in Exhibit A shall be charged to the account of the Producer;

(c)
Notice of sampling at the wells shall be given to the Producer by Operator, and the Producer shall have the right to have a representative present at such test. If, after reasonable notice, Producer fails to have a representative present, the results of the test shall nevertheless be considered accurate until the next test.

(d)
If an error in analysis becomes evident, either as a result of sampling or analysis technique or for any other reason, so that the components being measured are not correctly reported, the previously used analysis shall be again used until such time as two additional consistent analyses have been obtained.

ARTICLE VII
RECORDS AND STATEMENTS

701.	Production Data

(a)
The Producer shall provide to the Operator, on a timely basis, all such necessary production data and information for Producer's Gas delivered at the Acceptance Point as may be required for the preparation of statements pursuant to this Clause 701;

(b)	The Producer shall notify the Operator in writing by the 15th day of each month as to the total volume of Producer's Gas delivered to the Acceptance Point during the preceding month;

(c)	The Operator shall, on or before the 22nd day of each month, provide the Producer an allocation statement showing the amount of Producer's Gas delivered at the Delivery Point for the preceding month (i) prior to the Direction Change Date as shown on the Spectra meters, and (ii) from and after the Direction Change Date as shown on the inlet meter to the Fortune Creek Gas Plant.

(d)
The Producer shall preserve and make available for inspection at all reasonable times by Operator all original test data, charts, and other similar records for a period of at least twenty-six (26) months after the year to which the data relates. Similarly, Operator shall preserve and make available for inspection at all reasonable times by the Producer all original test data, charts, and other similar records for the Gathering System for a period of at least twenty-six (26) months after the year to which the data relates.

702.	Books and Records
The Operator will keep within Calgary, Alberta true and correct books, accounts, and records of the operations hereunder, and at all reasonable times extend to the Producer the right to examine and inspect the same and make extracts and copies thereof.
ARTICLE VIII
BILLINGS AND PAYMENT

801.	Billing

(a)
The Operator shall bill the Producer on or before the thirtieth (30th) day day of each month for the estimated charges payable by the Producer for the preceding month in accordance with Section 501 and Section 502. The Producer shall pay all bills within thirty (30) days after receiving them. If the Producer fails to pay a bill within the said thirty (30) day period, the unpaid amount shall bear interest compounded monthly at the rate of two percent (2%) higher than the average prime rate for Canadian dollar loans made in Canada charged by the principal bank in Canada used by the Operator during the previous month, which interest shall be for Operator's sole account. In addition, the Operator shall have the right at any time thereafter, such default continuing, to enforce the lien hereinafter provided.

(b)
On or before the first (1st) day of December of each year during the term of this Agreement, Operator shall provide to Producer an estimated operating budget for the following year. The operating budget shall be used to reflect the estimated operating portion of the transportation fee in Exhibit C with the effective date being January 1st of the next following year.

(c)
Within six (6) months after the end of each year of the term of this Agreement (except with respect to the last year of the term of this Agreement, in which case on or before the day that is one hundred and eighty (180) days following the end of the term of this Agreement), the Operator will recalculate the fees payable by the Producer pursuant to Sections 501 and 502 for the preceding year, using actual throughputs on the Gathering System and the actual Annual Operating Cost (within the meaning given to such term in Exhibit C) and shall provide to Producer a statement setting forth:

(i)	the estimated operating budget for the previous year;

(ii)	the actual Annual Operating Cost and actual throughput for the previous year; and

(iii)
the net amount to be paid by Producer or Operator, as applicable, to the other Party as an adjustment to both the estimated operating portion of the transportation fee paid by Producer to Operator pursuant to Section 501 for the previous year and the estimated minimum volume commitment fee paid by Producer to Operator pursuant to Section 502 for the previous year, in each case to account for the actual Annual Operating Cost for the previous year.

Such net amount shall be paid by the Party owing the same to the other Party within thirty (30) Days of Producer’s receipt of the statement in respect thereof.

802.	Intentionally Deleted

803.	Adjustments and Right to Protest/Question Bills

(a)
Payment of any bills shall not prejudice the right of the Producer to protest or question the correctness thereof; provided however, all bills and statements rendered to the Producer during any calendar year shall conclusively be deemed to be true and correct after twenty-six (26) months following the end of any such calendar year, unless within the said twenty-six (26) month period the Producer takes written exception thereto and makes claim on the Operator for adjustment.

(b)
If within the period referred to in Subclause 803(a) hereof, the Producer or Operator establishes that an error in the transportation fees existing in said period also existed previous to the period, the Operator shall make an adjustment retroactively to the inception of the error or to such point in time as agreed upon.

(c)	The adjustments shall be subject to the Producer's right to audit provided in Section 805.

804.	Lien

(a)
The Producer, in order to secure any indebtedness to the Operator under this Agreement, hereby gives and grants to the Operator a lien on the Producer's Gas in the Gathering System and while in Operator's possession. In the event the Producer fails to pay any transportation fee or other amounts payable to the Operator by the Producer hereunder, and such default continues for ninety (90) days after receipt of written demand from the Operator, the Operator may enforce such lien in any manner provided by the laws of the Province of British Columbia. The Operator may also sell for a reasonable price obtainable in the open market such quantity or quantities of the Producer's Gas in the Gathering System as shall be sufficient to pay such indebtedness; PROVIDED HOWEVER, that such sale of the Producer's Gas in the Gathering System or Gas that has been transported in the Gathering System shall first be made under the terms of any existing contracts executed by the Producer for the sale of the Producer’s Gas. The Operator shall then have the right to receive directly from the purchaser of the Producer’s Gas the proceeds from the sale thereof up to the amount owing by the Producer including interest as provided in Clause 801. Such purchaser shall be entitled to rely on the Operator's statements concerning the existence and the amount of such default. The exercise of the lien shall not prejudice or exhaust any other rights the Operator may have to enforce its claim, and the Operator may pursue any or all of such rights either before or after the exercise of the lien.

(b)	Notwithstanding Subclause 804(a), the Operator reserves the right to discontinue transporting the Producer's Gas until such time as the indebtedness is paid.

805.	Audits
The Operator's books, accounts, and records relating to transporting of Producer's Gas for a year may be audited by the Producer within twenty six (26) months after the year to which the books, accounts and records relate. The Producer shall give reasonable written notice that it intends to audit. The expenses of such an audit shall be borne by the Producer. Each audit shall be conducted so as to cause a minimum of inconvenience to the Operator. Operator shall respond in writing to any claims of discrepancies within six (6) months of receipt of such claims. Upon expiration of said six (6) month period, the Operator shall forthwith credit the Producer for the full amount of any unanswered claims unless the Operator has obtained the approval of the Producer for a time extension. Claims which are resolved shall be credited to or paid by the Producer within thirty (30) days from the date of resolution.
ARTICLE IX
FORCE MAJEURE

901.	Force Majeure

(a)	For the purpose of this Agreement "Force Majeure" shall mean any one or more of the following events:

(i)	an act of God;

(ii)	an act of war, revolution, insurrection, riot, blockade, or any other unlawful act against public order or authority;

(iii)	a strike, lockout or other industrial disturbance;

(iv)	a storm, fire, flood, explosion, earthquake or lightning;

(v)	a governmental restraint;

(vi)	any other event (whether or not of the kind enumerated in (i) to (v) of this Clause) which is not reasonably within the control of the Party hereto claiming suspension of its obligations hereunder.

(b)
If either Party to this Agreement is prevented by Force Majeure from carrying out any of its obligations hereunder, the obligations of such Party, insofar as its obligations are affected by Force Majeure, shall, subject to Section 901(e) be suspended while (but only so long as) Force Majeure continues to prevent the performance of such obligations. The Party prevented from carrying out any obligation by Force Majeure shall promptly give the other Party notice of the Force Majeure including reasonably full particulars in respect thereof and shall give notice to the other Party when such cause ceases to operate.

(c)
The Party claiming suspension of its obligations as aforesaid shall promptly remedy the cause and effect of the Force Majeure described in the said notice insofar as it is reasonably able so to do provided that the terms of settlement of any strike, lockout or other industrial disturbance shall be wholly in the discretion of the Party hereby claiming suspension of its obligations hereunder by reasons thereof; and that Party shall not be required to accede to the demands of its opponents in any strike, lockout or industrial disturbances solely to remedy promptly the Force Majeure thereby constituted.

(d)	Notwithstanding anything contained in this Article, lack of finances shall not be considered a Force Majeure nor shall any Force Majeure suspend any obligation for the payment of money due hereunder.

(e)	The Producer shall continue to be obligated to pay the amounts due under Section 502(b), without regard to any impact on Actual Throughput resulting from Force Majeure claimed by either Party.
ARTICLE X
LIABILITY

1001.	Liability

(a)
The Operator, its servants, agents or employees, shall not be liable to the Producer for any loss or damage suffered by the Producer resulting or arising from operations hereunder except when and to the extent that such loss or damage results from the gross negligence or willful or wanton misconduct of the Operator, its servants, agents or employees. The Producer indemnifies and agrees to hold harmless the Operator, its servants, agents or employees, against any claim of, or liability to, any third person resulting from acts or omissions of the Operator, its servants, agents or employees, except when and to the extent that such loss or damage results from the gross negligence or willful or wanton misconduct of the Operator, its servants, agents, or employees. The Operator shall not be indemnified or held harmless by the Producer for any loss, damage, claim, or liability covered by the Operator's insurance. For the purposes of this Clause, an act or omission of the Operator, its servants, agents or employees shall not be deemed gross negligence or willful or wanton misconduct if such act or omission is done or omitted pursuant to the instruction of, or with the concurrence of, the Producer.

(b)
Notwithstanding Clause 405, the Producer shall be liable to the Operator for any damage to the Gathering System caused by delivery of Producer's Gas hereunder including that caused by sand, dust, gums, crude oil, glycol's and water in the liquid phase or other objectionable substances which may be injurious to the Gathering System.

(c)
In no event shall the responsibility of either Party prescribed by this Section 1001 extend to losses suffered by the other Party respecting the loss or delay of production, including, without restricting the generality of the foregoing, loss of profits or other consequential or indirect losses applicable to such loss or delay in production.

1002.	Royalty Indemnification
The Producer shall pay or be responsible for the payment of and shall indemnify the Operator against liability for any and all royalties, overriding royalties, product payments, and any and all other payments chargeable against Producer's Gas.

1003.	Taxes

(a)	The Producer shall pay all taxes, levies, assessments and like charges which may be imposed in respect of Producer's Gas and the transportation thereof pursuant to this Agreement.

(b)
When Operator is required to charge Goods and Services Tax (GST), or similar value added tax, Operator's invoice shall include information prescribed by the Input Tax Credit Information Regulations under the Excise Tax Act (Canada), or any information prescribed for a similar value added tax.

1004.	Survival
The provisions of this Article X shall survive the expiration or termination of this Agreement
ARTICLE XI
TERM

1101.	Term

(a)	This Agreement shall become effective as of the Effective Date and continue for a term of ten (10) years (the "Initial Term").

(b)	Thereafter, this Agreement shall continue in force for successive ten (10) year terms (each, a "Renewal Term").

(c)
Notwithstanding the termination of this Agreement, the provisions respecting liability and indemnification, the settlement of accounts and the Operator’s remedies shall remain in full force and effect to the extent of any liabilities that have accrued prior to the expiration or termination of this Agreement.

1102.	Bankruptcy
If Producer:

(a)	becomes bankrupt or insolvent, or commits or suffers any act of bankruptcy or insovelncy;

(b)	is placed in receivership or a receiver/manager or person filing that role is appointed with respect to its property;

(c)	makes a compromise with or an assignment for the benefit of its creditors;

(d)	seeks debtor relief protection under applicable legislation; or

(e)	is otherwise unwilling or unable to pay its debts as they fall due in the usual course of business,
Operator may elect to immediately terminate this Agreement by providing notice thereof to the Producer.
Alternatively, in the event any of (a) to (e) of this Section 1102 are applicable, Operator may demand immediate payment for all current invoices amounts, plus estimated amounts that have accrued but have not yet been invoiced, and amounts that are estimated as likely to accrue in the remainder of the current month and in the following month. If Operator elects to so demand payment, Producer shall pay these amounts within five (5) days of receipt of Operator’s written demand and subject to receipt thereof, Operator shall continue service hereunder. Producer shall continue to make prepayment for services as required by Operator prior to services being rendered hereunder. If Producer fails to pay any such amounts, Operator may elect to terminate this agreement upon five (5) days’ notice to the Producer.
ARTICLE XII
MISCELLANEOUS PROVISIONS

1201.	Set-off
In addition to any rights now or hereafter granted under the terms of this Agreement or any other agreement between the parties or under applicable law and not by way of limitation of any such rights, upon the occurrence of an event described in Section 1102 above or in the event of a material breach by Producer of this Agreement, the Operator is hereby authorized by the Producer at any time, or from time to time, thereafter without notice to the Producer or to any other person (any such notice being hereby expressly waived to the extent permitted by law) to set off and to appropriate and to apply any and all deposits or indebtedness, whether matured or unmatured, at any time held or owing by the Operator to or for the credit or account of the Producer (including all amounts owing by or to Producer under any other agreement with Operator) against and on account of the obligations of the Producer to the Operator due and payable or to become due and payable to the Operator under this Agreement or any other agreements between the parties including, but not limited to, all claims of any nature or description arising out of or connected with this Agreement, irrespective of whether or not such obligations and liabilities or any of them shall be contingent and unmatured.

1202.	Conflicting Laws and Regulations
In the event of any conflict between the provisions of this Agreement and the provisions of any applicable laws, the provisions of applicable laws shall take precedence.

1203.	Governing Laws
This Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta without regards to its conflict of laws principles, and each of the Parties submits to the original jurisdiction of the courts of the Province of Alberta for the interpretation and enforcement hereof.

1204.	Waivers
A waiver by or on behalf of a Party hereto of any breach of a provision of this Agreement shall not be binding upon the Party unless it is expressed in writing and duly executed by the Party or signed by its authorized representatives, and such a waiver shall not operate as a waiver of any future breach, whether of a like or different character.

1205.	Further Assurances
The Producer and Operator shall from time to time and at all times do all such further acts and execute and deliver all such further deeds and documents as shall be reasonably required in order fully to perform and carry out the terms of this Agreement.

1206.	No Implied Covenants
The Producer and Operator have expressed herein their entire understanding and agreement concerning the subject matter of this Agreement and no implied covenant, condition, term or reservation shall be read into this Agreement relating to or concerning such subject matter, nor shall any oral or written understanding heretofore entered into modify or compromise any of the terms and conditions herein.

1207.	Notices and Communications

(a)	All notices and other communications to be given in connection with this Agreement shall be in writing and shall be sufficiently given:

(i)	if delivered by hand or by courier service to a Party at its address for service as hereinafter provided;

(ii)
except during any period of postal disruption, if sent by first class mail, postage prepaid, posted within Canada or the United States of America, to a Party at its address for service as hereinafter provided; or

(iii)	for the Operator and any Producer which has provided the Operator with a direct fax number, if sent by facsimile to such Party at such number.

(b)
Any notice or communication given by delivery as aforesaid shall be deemed conclusively to have been given and received on the date of delivery, any notice or communication given by mail as aforesaid shall be deemed conclusively to have been given and received on the third day following the date of mailing excluding Saturday, Sunday and statutory holidays, and any notice or communication given by telecommunication as aforesaid shall be deemed conclusively to have been received if received by a Party during its normal business hours on a working day or at the commencement of the next ensuing business day following thereof, whichever is earlier. For purposes hereof, a "business day" means any day other than Saturday, Sunday or any statutory holiday in the Province of Alberta or the Province of British Columbia.

(c)
For the purposes of this Section 1206, the address for service of each Party shall be the address set forth below. The Parties may change their address for service by giving written notice thereof to the other Party in accordance with the provisions of this Clause.

(i)    Producer:

801 Cherry Street
Suite 3700, Unit 19
Fort Worth, Texas 76102
Fax#: 817.665.5021
Attn: Chief Financial Officer

and

One Palliser Square 2000, 125 – 9th Avenue S.E.
Calgary, Alberta T2G 0P8
Fax#: 403.262.6115
Attn: Chief Operating Officer

with a copy to:

801 Cherry Street
Suite 3700, Unit 19
Fort Worth, Texas 76102
Fax#: 817.665.5021
Attn: General Counsel

(ii)    Operator:

801 Cherry Street
Suite 3700, Unit 19
Fort Worth, Texas 76102
Fax#: 817.665.5021
Attn: Chief Financial Officer

and

One Palliser Square 2000, 125 – 9th Avenue S.E.
Calgary, Alberta T2G 0P8
Fax#: 403.262.6115
Attn: Chief Operating Officer

with a copy to:

801 Cherry Street
Suite 3700, Unit 19
Fort Worth, Texas 76102
Fax#: 817.665.5021
Attn: General Counsel

and:

0927530 B.C. Unlimited Liability Company
c/o Kohlberg Kravis Roberts & Co. LP
9 West 57th, Suite 4200
New York, New York 10019
Fax#: 212.750.0003
Attn: Brandon Freiman and David Sorkin, Esq.

1208.	Enuring Clause
This Agreement shall enure to the benefit of and be binding upon the Producer and Operator and their respective successors and assigns.

1209.	Time of the Essence
Time is of the essence of this Agreement.

1210.	Assignment
Neither party shall assign this Agreement without the prior written consent of the other party.

1211.	Supercedence
This Agreement supersedes all prior agreements whether oral or written, between Operator and Producer with respect to the operations hereunder.

1212.	Counterparts and Delivery
This Agreement may be executed in any number of counterparts and by different Parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery by facsimile or by electronic transmission in portable document format (PDF) of an executed counterpart of this Agreement is as effective as delivery of an originally executed counterpart of this Agreement.
[Remainder of page intentionally left blank. Signature page follows this page.]

IN WITNESS WHEREOF the Parties hereto have executed this Agreement each on the date and year above first written.

FORTUNE CREEK GAS GATHERING AND PROCESSING PARTNERSHIP, by its partner MAKARIOS MIDSTREAM INC.		FORTUNE CREEK GAS GATHERING AND PROCESSING PARTNERSHIP, by its partner 0927530 B.C. UNLIMITED LIABILITY COMPANY

Per:		Per:
	Thomas Darden President and Chief Executive Officer, Director		Mayo Shattuck Director

QUICKSILVER RESOURCES CANADA INC.

Per:
Glenn Darden Chairman of the Board, Director

EXHIBIT A
ATTACHED TO AND MADE PART OF A GATHERING AGREEMENT
(MAXHAMISH PIPELINE) DATED DECEMBER 23, 2011
BETWEEN FORTUNE CREEK GATHERING AND PROCESSING PARTNERSHIP
AND QUICKSILVER RESOURCES CANADA INC.

Producer's Wells (listed by bottom hole location)
200/a-061-B/094-O-15/02
200/c-062-A/094-O-15/00
200/b-018-D/094-O-16/00
200/b-075-D/094-O-16/02
200/d-028-A/094-O-15/00

EXHIBIT B
ATTACHED TO AND MADE PART OF A GATHERING AGREEMENT
(MAXHAMISH PIPELINE) DATED DECEMBER 23, 2011
BETWEEN FORTUNE CREEK GATHERING AND PROCESSING PARTNERSHIP
AND QUICKSILVER RESOURCES CANADA INC.
Map of the Gathering System

CONFIDENTIAL TREATMENT GRANTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN GRANTED IS OMITTED AND MARKED WITH “[****]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.
EXHIBIT C
ATTACHED TO AND MADE PART OF A GATHERING AGREEMENT
(MAXHAMISH PIPELINE) DATED DECEMBER 23, 2011
BETWEEN FORTUNE CREEK GATHERING AND PROCESSING PARTNERSHIP
AND QUICKSILVER RESOURCES CANADA INC.
TRANSPORTATION FEE
[****] following charges, plus applicable federal and provincial value added taxes, shall be applied to Producer Gas volumes delivered to the Delivery Point for transportation on the Gathering System:
[****]
The Annual Operating Cost shall consist of all actual fixed and variable costs and expenses of operating the Gathering System and providing transportation service on the Gathering System, regardless of whether such costs and expenses are to the type to be expensed or capitalized in accordance with generally accepted accounting procedures. Without limiting the generality of the foregoing, the Annual Operating Cost includes the following costs and expenses (to the extent not included in the Fixed Capital Component) incurred by or on behalf of the Operator:

•	Inspection, maintenance, repair, cleaning or replacement of components including corrosion protection inspection, maintenance, repair

•	Replacement of all or any of the components, such that the purpose or functionality is maintained or improved

•	Repair or replacement of any length of a pipeline

•	Corrosion protection installation

•
Replacement, relining, upgrading, resizing or other adjustments made to the Gathering System for the purposes of complying with new or modified safety, environmental or other laws or regulations or for improving the capability or service life, increasing the capacity or reducing operating costs of the Gathering System

•	Clean up and remediation of spills or environmental incidents or events

•	Insurance costs

•
Property taxes and other taxes (other than income taxes), including taxes that arise out of new or modified laws or regulations, that are imposed on the operation of the Gathering System and providing transportation service hereunder

•	Fuel and power costs

•
General and administrative expenses ("G&A"), provided that partnership G&A allocated to the Gathering System shall be based on the pro rata share of the capital cost of the Gathering System to the capital cost of all of the Partnership Facilities such that there is no unallocated partnership G&A

•	All other costs and expenses charged to the Operator by Makarios Midstream Inc. as operator under the Operating Agreement between the Operator and Makarios Midstream Inc. of even date herewith

CONFIDENTIAL TREATMENT GRANTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN GRANTED IS OMITTED AND MARKED WITH “[****]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.
For the avoidance of doubt, the Annual Operating Cost shall capture and include all line items on the Operator’s GAAP financial statements between Operating Revenue and Operating Income, with the exclusion of any non-cash depreciation, amortization of impairments; and furthermore, shall include all maintenance capital expenditures incurred by the Operator.
Any allocation of Operator’s costs and expenses, including the Operator’s G&A which are common to the Gathering System and other facilities owned or operated by Operator shall be allocated in respect of any year to the Gathering System based on the proportion which (A) the aggregate [****] charges payable hereunder for such year, bears to (B) the aggregate capital charges for such year for the Gathering System and all other facilities to which such costs and expenses relate.

CONFIDENTIAL TREATMENT GRANTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN GRANTED IS OMITTED AND MARKED WITH “[****]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.
EXHIBIT C-2
ATTACHED TO AND MADE PART OF A GATHERING AGREEMENT
(MAXHAMISH PIPELINE) DATED DECEMBER 23, 2011
BETWEEN FORTUNE CREEK GATHERING AND PROCESSING PARTNERSHIP
AND QUICKSILVER RESOURCES CANADA INC.
[**** single page]

EXHIBIT D
ATTACHED TO AND MADE PART OF A GATHERING AGREEMENT
(MAXHAMISH PIPELINE) DATED DECEMBER 23, 2011
BETWEEN FORTUNE CREEK GATHERING AND PROCESSING PARTNERSHIP
AND QUICKSILVER RESOURCES CANADA INC.

PRODUCER'S GAS SPECIFICATIONS

Maximum H2S Content	16.3 mole %
Maximum Free Water Content *	0.3 m3 per 10[3]m3
Maximum Liquid Hydrocarbon Content *	0.3 m3 per 10[3]m3
Maximum Temperature at Acceptance Point-	60[o]C
Maximum Pressure at Acceptance Point	4.8 MPa (ga)

* At Gathering System Operating Conditions

EXHIBIT E
ATTACHED TO AND MADE PART OF A GATHERING AGREEMENT
(MAXHAMISH PIPELINE) DATED DECEMBER 23, 2011
BETWEEN FORTUNE CREEK GATHERING AND PROCESSING PARTNERSHIP
AND QUICKSILVER RESOURCES CANADA INC.
AREA OF MUTUAL INTEREST

FCM_2009_SILVER_CLOUD_NAD83_ZONE10 - ZONE 10_NAD83

QUICKSILVER
RESOURCES
94-O-14
94-O-15
94-O-16
94-O-11
94-O-10
94-O-9
Maxhamish Lake
NORTHERN ROCKIES
Tattoo
Diane
Philis
Petitot River
Fortune
Ootla
TRAPPER
BORROW PIT
TATTOO HIGHGRADE ROAD
PROJECT AREA
Scale 1:50,000
Metres
0
800
1,600
3,200
4,800
6,400
WELLSITE
WELL LOCATION
Surveyed Wells
2011-2012 Proposed Wells
HRB DEVELOPMENT 2012-2016
FAULTS
DRILLED WELLS
2011 DRILLS
2012 DRILLS
2013 DRILLS
2014 DRILLS
2015 DRILLS
2016 DRILLS
2012 COMPLETIONS
2013 COMPLETIONS
2014 COMPLETIONS
2015 COMPLETIONS
2016 COMPLETIONS
AMI

SCHEDULE D
to the
Contribution Agreement
dated  December 23, 2011 between
Quicksilver Resources Canada Inc. and Fortune Creek Gathering and Processing Partnership

Fortune Creek Gas Plant

Facility Parameters	Estimated Completion Date
Construction of a Processing Facility capable of extracting CO2 up to 50% by volume of the Natural Gas Stream and having a processing capacity of not less than 150,000 Mcf/d.	June 1, 2014

D-1

SCHEDULE E
to the
Contribution Agreement
dated  December 23, 2011 between
Quicksilver Resources Canada Inc. and Fortune Creek Gathering and Processing Partnership

Processing Agreement

See attached.

GAS PROCESSING AGREEMENT
FORTUNE CREEK GAS PLANT

BETWEEN

FORTUNE CREEK GATHERING AND PROCESSING PARTNERSHIP

(Operator)

AND

QUICKSILVER RESOURCES CANADA INC.

(Producer)

December 23, 2011

FORTUNE CREEK GAS PLANT

GAS PROCESSING AGREEMENT

GAS PROCESSING AGREEMENT made this 23rd day of December, 2011 (the "Effective Date")

BETWEEN

FORTUNE CREEK GATHERING AND PROCESSING PARTNERSHIP, a partnership, having an office in the City of Calgary, in the Province of Alberta (the "Operator")

- AND -

QUICKSILVER RESOURCES CANADA INC., a body corporate having an office in the City of Calgary, in the Province of Alberta (the "Producer")
RECITALS:

A.	Producer owns a working interest in or as agent for and on behalf of the owners has the right to produce Producer's Gas;

B.	Producer desires to have Producer's Gas processed in the Plant for the recovery of Residue Gas and Plant Products; and

C.	Operator has agreed to process Producer's Gas in the Plant on the terms and conditions as hereinafter set forth;
THEREFORE, in consideration of the premises and the mutual covenants and conditions contained herein, the Parties covenant and agree as follows:

ARTICLE I
DEFINITIONS

1.1	Definitions
In this Agreement, including the recitals, definitions and Exhibits:
"Acceptance Point" means the meter located at the inlet of the Plant;
"Agreement" means this gas processing agreement as amended, supplemented or restated from time to time and includes all recitals and any exhibit, schedule or appendix to this gas processing agreement;
"Affiliate" means, in the context of the relationship between persons, that one person controls the other person, is controlled by the other person or that both are controlled by a third person, and without limiting the generality of the foregoing for this purpose:

(a)
a corporation shall be deemed to be controlled by those persons who possess, directly or indirectly, the power to direct or cause the direction of the management and policies of the said corporation by ownership of voting interest, by contract or otherwise; and

(b)
a partnership, association, business or trust shall be deemed to be controlled by those persons that are able to determine its policies and material decisions, provided that a partnership that is comprised only of corporations that are Affiliates of each other shall be deemed to be an Affiliate of each such corporation and its other Affiliates;

"Allocation Procedure" means the procedure used at the Plant to allocate Residue Gas and Plant Products to all Gas streams being processed at the Plant;
"AMI" means the area delineated by the red line on the map attached hereto Exhibit E;
"Current Term and Volume Commitments" means in respect of a QRCI Agreement, the contract demand, contract volumes or committed volumes (as the case may be) of such QRCI Agreement and the initial term, primary term or production period (as the case may be) without amendment, extension or renewal, of such QRCI Agreement;
"Contribution Agreement" means the Contribution Agreement between the Producer and the Operator of even date herewith;
"Delivery Point" means the TransCanada Fortune Creek Meter Station;
"Firm" means firm, non-interruptible service, which for the avoidance of doubt, shall be the last service to be curtailed unless Producer in its sole discretion agrees otherwise in writing;

"Gas" means all natural gas, solution gas and any other gas, together with associated substances delivered to the Plant, and which may include but is not limited to sulphur and all fluid hydrocarbons not defined as crude oil under the provisions of the Oil and Gas Conservation Act (Alberta) and all amendments thereto or substitutes therefor;
"Initial Term" has the meaning given to such term in Section 10.1(a);
"NGTL" means Nova Gas Transmission Ltd.;
"Partnership Agreement" means the partnership agreement of the Operator, as may be amended, restated or replaced from time to time;
"Party" means a person, firm, corporation or partnership which has executed this Agreement and "Parties" means all such persons, firms, corporations or partnerships collectively;
"Plant" means all real and personal property of every kind, nature and description which constitutes all plant facilities of the Fortune Creek Gas Plant operated by Operator and located in within units 55, 56, 65 and 66 of Block A/94-O-15;
"Plant Products" means all substances which are recovered from Gas and are available for delivery from the Plant which may include, but shall not be limited to, sulphur, ethane, propane, butanes, and pentanes plus, or any mixture thereof, but excluding Residue Gas and also such substances which are lost or consumed as fuel in the operation of the Plant;
"Producer′s Gas" means Gas produced from the Wells;
"QRCI Agreements" means the TCPL Agreement, the Spectra Agreement, and the Ramshorn Agreement;
"Ramshorn Agreement" means the Gas Handling Agreement for the Ramshorn Coles Lake Compressor Facility dated August 20, 2009, between Ramshorn Canada Investment Ltd. and QRCI.
"Renewal Term" has the meaning given to such term in Section 10.1(a);
"Residue Gas" means that portion of Gas, composed of primarily methane and ethane, remaining after processing, after Plant fuel requirements are satisfied and after Plant losses;
"Spectra Agreement" means the New Raw Gas Transmission and Treatment Services Agreement for the Fort Nelson Gathering and Treating Complex dated February 27, 2009, between Westcoast Energy Inc. and QRCI without regard to any amendments, modifications or waivers after the Effective Date that have the effect of increasing the contractual volume commitment or extending the term set forth therein;
"TCPL Agreement" means collectively:

(a)
the Komie East Project and Expenditure Authorization between NGTL and QRCI dated November 6, 2009, as amended by the First Amending Agreement dated January 11, 2010, and the Service Documents to be executed and delivered as contemplated therein; and

(b)
the Komie North Pipeline and Fortune Creek Meter Station Project and Expenditure Authorization dated April 6, 2011(and the associated Commitment Letter Agreement and Horn River Option Agreement, each dated April 6, 2011) between NGTL and QRCI, and the Service Documents to be executed and delivered as contemplated therein.

"Wells" means the wells, facilities or lands described in Exhibit A; and

1.2	References to Year, Month and Day
In this Agreement:
(a)    All references to "annual", "annual basis", or "Year" shall be references to a period of time commencing at 0800 hours on January 1 in a calendar year, and ending at 0800 hours on January 1 of the following calendar year;
(b)    All references to "month" or "monthly" shall be to a period of time commencing at 0800 hours on the first day of a calendar month and ending at 0800 hours on the first day of the following calendar month;
(c)    All references to "day" shall be to a period of time consisting of twenty-four (24) consecutive hours, commencing at 0800 hours each day and ending at 0800 hours on the following day.

1.3	Time
All times are Mountain Standard Time without regard to any adjustments for daylight savings time.

1.4	Headings
The headings of the Articles and Sections of this Agreement have been inserted for convenience of reference only and shall not affect the construction or interpretation hereof.

1.5	Number or Gender
In this Agreement and where the context requires, words importing the singular shall include the plural and vice versa and words importing gender shall include the masculine, feminine and neuter genders.

ARTICLE II
EXHIBITS

2.1	Exhibits
The following Exhibits are attached to and incorporated in this Agreement:

(a)
Exhibit A sets forth Wells from which Producer's Gas will be processed through the Plant under the terms of this Agreement, processing priorities and any restrictions on maximum volumes of Producer's Gas;

(b)	Exhibit B sets forth the specifications for Producer's Gas;

(c)	Exhibit C sets forth the processing charge for Producer's Gas;

(d)	Exhibit D sets forth the addresses for service of the Parties; and

(e)	Exhibit E is a map of the AMI.

2.2	Revision of Exhibits
Exhibits may be revised as expressly provided for in this Agreement. Operator or Producer may initiate revisions to Exhibits A, B, C and E from time to time and any revisions so initiated shall only be effective once mutually agreed upon in writing. The Operator shall be responsible for the agreed upon revisions to the Exhibits which shall show the effective date of the revision and shall be numbered consecutively. Operator shall provide Producer with a copy of any revised Exhibits. Exhibit D may be revised in accordance with the provisions of Section 12.9.

2.3	Conflicts
In the event of any conflict between the main body of this Agreement and the Exhibits, the main body of this Agreement shall prevail.
ARTICLE III
DELIVERY

3.1	Delivery and Processing of Producer's Gas

(a)
Subject to the terms and conditions of this Agreement, the Producer shall, at its sole risk and expense, deliver or cause to be delivered Producer's Gas to the Operator at the Acceptance Point, and Operator shall accept delivery of and process the same in the Plant.

(b)
Any costs borne by Operator to perform supervisory or administrative functions or to supply labour or materials for the tie-in of Producer's Gas, plus 10% of such costs for overhead, shall be reimbursed by Producer to Operator no later than thirty (30)

days following receipt by Producer of a statement of account outlining in reasonable detail the nature of such costs. Producer shall also be responsible to Operator for lost processing revenue during tie-in.

(c)
Operator shall accept and process Producer's Gas in the Plant on a Firm basis. Producer's and its Affiliates' Gas production from its working interests in Gas rights located in the AMI shall have a right to service in the Plant in priority over all Gas delivered by any person who is not Producer or an Affiliate of Producer. If the Plant is unable to process all Gas available for delivery to the Plant on any one day, Producer's Gas is the highest priority Gas and acceptance of Producer's Gas by Operator at the Plant will be cut back last.

(d)
Subject to its remedies under Section 7.3, the Operator shall not acquire title to any of the Producer's Gas delivered by the Producer under this Agreement, but shall have possession thereof only for the processing herein. Producer's Gas accepted hereunder may be commingled with any other Gas in the Plant. For certainty, the Operator does not take title to or assume any liability in respect of any CO2 contained in Producer's Gas.

(e)
The Producer warrants that it has the right to produce and deliver Producer's Gas to the Plant for processing as herein provided and Producer covenants and agrees to indemnify and hold the Operator harmless from and against any and all actions, causes of action, claims or demands by any person, firm or corporation claiming an interest in Producer's Gas, or the Residue Gas or Plant Products attributable thereto.

3.2	Commencement of Delivery
The delivery of Producer Gas shall commence when:

(a)	Producer and Operator have installed or have caused to be installed all equipment necessary to effect the delivery and receipt of Producer Gas at the Acceptance Point;

(b)	Producer and Operator have obtained all necessary permits and approvals to produce and process Producer Gas respectively;

(c)	Operator has advised Producer that it will accept deliveries of Producer Gas; and

(d)
the purchaser or carrier has advised Operator and Producer that it will accept deliveries of Residue Gas and Plant Products attributable to Producer Gas or Producer has confirmed to Operator that arrangements have been made with a purchaser or carrier to accept deliveries of Residue Gas and Plant Products attributable to Producer Gas.

3.3	Flare Volumes and Losses

(a)	The Operator shall have the right at any time, at its sole discretion, to flare Producer's Gas. Operator shall have the right to use and consume free of charge as much of

Producer's Gas as it may require for processing Producer's Gas or which may be lost due to unavoidable causes.

(b)	Producer's Gas, when flared, consumed or lost as a discrete stream, shall be conclusively deemed not delivered to the Plant.

(c)
To the extent the Producer's Gas is commingled with third party Gas at the time Gas is flared, consumed or lost during a month, the flared, consumed or lost Gas shall be borne by the Producer in accordance with the Allocation Procedure.

3.4	Specification of Producer's Gas
Producer's Gas delivered to the Plant by or for the Producer shall meet the specifications set forth in Exhibit B hereto. If any Producer's Gas delivered to the Plant does not meet the specifications set forth in Exhibit B, then the Operator may, in the Operator's reasonable discretion, discontinue the taking of all or part of the Producer's Gas until such time as the Producer's Gas to be delivered meets the specifications set forth in Exhibit B.

3.5	Temporary Capacity Limitations
Operator, at its sole discretion, and without incurring any liability to Producer, reserves the right to refuse or limit delivery of Producer's Gas at the Acceptance Point when the Plant is shut down or when Plant capacity is reduced due to maintenance or temporary operational difficulties. The Producer shall continue to be obligated to pay the amounts due under Section 4.2(b), without regard to any impact on actual throughput resulting from shut downs, reduced capacity due to maintenance or temporary operational difficulties. In the event of any such curtailment or reduction in capacity, Producer's Gas is receiving Firm service and shall therefore be the last Gas to be curtailed by Operator. During any such curtailment, Producer shall have the right to deliver Producer's Gas to an alternate delivery point or processing facility for the duration of such curtailment.

3.6	Dedication

(a)
Producer hereby dedicates its, and shall cause its Affiliates' to dedicate their entire working interest share of all Gas produced from, or attributable to its or their working interests in Gas rights located in, the AMI and in any such working interests that it or its Affiliates hereafter acquire in Gas rights located in the AMI ("After Acquired Interests"), such that all such Gas shall, if reasonably practicable, be delivered to the Plant.

(b)
The dedication in Section 3.6(a) is subject to the provisions of the QRCI Agreements, to the extent only of the Current Volume and Term Commitments of the QRCI Agreements, and, with respect to any After Acquired Interests only, subject to any contracts to which any such After Acquired Interests are subject at the time of acquisition provided such contracts are in place prior to and not in contemplation of such acquisition.

(c)
In the event that Producer or an Affiliate of Producer issues a Plant Proposal (as such term is defined in the Partnership Agreement) to the Operator subsequent to the date hereof and the Operator elects not to construct the facility listed in such Plant Proposal (an "Excluded Facility"), then provided (and for so long as) the Excluded Facility is constructed and operated by the Producer or such Affiliate (alone or with a third party) on terms no less favourable to the Producer and its Affiliates as were set out in the Plant Proposal:

(i)
if the Excluded Facility is intended to process Gas produced from acreage within the AMI that is not tied into, and is not intended to be tied into or otherwise be serviced by, the Plant, the relevant acreage to be serviced by the Excluded Facility as indicated in the Plant Proposal, to the extent such Excluded Acreage is reasonable in the context of the projected capabilities and capacities of the Plant Proposal, (the "Excluded Acreage") shall be excluded from the dedication in Section 3.6(a) and the Operator shall update Exhibit E accordingly;

(ii)
if the Excluded Facility is intended to process Gas produced from the Wells or other wells completed subsequent to the date of this Agreement in portions of the AMI, Producer, its Affiliates and any successors in interest shall be released from its and their obligation pursuant to Sections 3.1(a) and 3.6(a) to deliver to the Plant all Producer's Gas that volume of Gas ("Excluded Gas") up to the capacity of the Excluded Facility provided that Producer, its Affiliates and any successors in interest shall only be entitled to deliver Excluded Gas to the Excluded Facility on a day if Producer, its Affiliates and/or any successors in interest have delivered to the Plant on that day a volume of Producer's Gas equal to the Plant capacity for that day

(d)
Without limitation to Producer’s obligations under Section 5.4(a) of the Contribution Agreement, should Producer or any Affiliate of Producer desire to dispose of or sell any or all of its working interests that are the subject of the dedication in Section 3.6(a), Producer shall, and shall cause its Affiliates to, make such disposition or sale subject to the acquiring party agreeing to enter into a processing agreement on the same terms, including fees and a dedication on the terms contained in this Section 3.6 with Operator in respect of production from such working interest. Notwithstanding any such disposition of a working interest that is the subject of the dedication herein, Producer shall remain jointly and severally liable with the acquiring party for its obligations hereunder in respect of such working interests unless Operator has granted its prior written consent to such disposition, in which event Producer shall be released from all of its obligations hereunder (including such dedication) and the corresponding joint and several liability insofar as the said obligations and joint and several liability relate to such working interests that are being sold. Operator may withhold its consent if and only if, in Operator's reasonable opinion, the acquiring party is not sufficiently creditworthy to perform Producer’s obligations (including such dedication) pursuant to the new processing agreement insofar as the obligations relate to the working interests that are being sold, taking into consideration the credit support provided by Producer’s parent’s guaranty.
ARTICLE IV
CHARGES

4.1	Processing Charge
The processing charges applicable to the volume of Producer's Gas delivered to the Plant during the Initial Term shall be determined in accordance with Exhibit C hereto and shall be billed to Producer in accordance with Section 7.1. The Producer shall pay the processing charge, consisting of a fixed capital portion and an operating portion, as set out in Exhibit C for the total volume of Producer's Gas delivered to the Plant at the Acceptance Point.

4.2	Minimum Volume Commitment Fee During the Initial Term

(a)	For the purposes of this Section 4.2:

(i)	The "Actual Throughput Revenues" for any month during the Initial Term shall be the aggregate of:

(A)	the processing charges specified in Exhibit C for the total volume of Producer's Gas delivered to the Plant during the particular month; plus

(B)	the total processing charges applicable to third parties for Gas, other than Producer's Gas, delivered to the Plant during the particular month.

(ii)	"Revenue Requirement" for any month during the Initial Term shall be:

(A)	the product of (x) the Throughput Commitment for that month and (y) the applicable Fixed Capital Component rate for that month (as set out in Exhibit C); plus

(B)	the quotient obtained by dividing (x) the Annual Operating Cost (as set out in Exhibit C) for that year, by (y) 12.

(iii)	The "Throughput Commitment" for each month during the Initial Term is calculated using the applicable daily volumes set forth in the table attached as Exhibit C-2.

(b)
In addition to the processing charge payable pursuant to Section 4.1, the Producer will owe and pay to Operator for each month during the Initial Term the amount, if any, equal to the positive difference obtained by subtracting the Actual Throughput Revenues for such month from the Revenue Requirement for such month.

(c)	Amounts due pursuant to this Section 4.2(b) will be billed in accordance with Section 7.1.

4.3	Renewal Term
The processing charge hereunder during each Renewal Term shall be set by the mutual agreement of the Producer and the Operator based on the following standards:

(a)
rates being charged by third parties in the Horn River basin (and other analogous resource plays in north western Alberta and north eastern British Columbia) for levels, priority and other terms of service comparable to those being offered by the Operator with respect to the Plant;

(b)	Producer's dedication of Gas set forth in this Agreement;

(c)	relevant differences in geographic location of reserves and facilities and differences in terms of service;

(d)	other relevant competitive market factors; and

(e)	without the use of "cost of service" rate-setting methodology.
Not later than 12 months prior to the expiry of the Initial Term or any Renewal Term, Operator shall, in good faith, provide Producer with written notice as to the processing charge that it proposes for the Renewal Term. Within 90 days following receipt of any such notice, Producer shall have the option in its sole discretion to accept or reject any such fee proposal. If Producer rejects the proposal, and Producer is unable to otherwise agree to a proposal with Operator after participating in good faith negotiations with respect thereto for a period of 30 days, then Producer and the Operator shall jointly appoint an independent expert, who shall be qualified by training and experience, to set the processing charge for the Renewal Term based on the standards set forth above in this Section 4.3. If the Parties fail or are unable to agree on the appointment of an expert as aforesaid, the expert shall be appointed by a Judge of the Court of Queen's Bench of Alberta upon application by either Party.
Upon the acceptance, agreement or expert determination of the processing charge, the Operator shall revise Exhibit C in accordance with Section 2.2.
ARTICLE V
MEASUREMENT

5.1	Metering Facilities
Producer shall, at its sole risk and expense, install or cause to be installed metering facilities for the purpose of measuring volumes of Producer's Gas delivered to the Acceptance Point. Such metering facilities shall be of a standard make compatible with Plant meters and those metering facilities measuring the streams delivering Gas to the Plant. Such metering facilities shall meet the Operator's specifications and shall be installed in a manner and at a location approved by the Operator which will allow proper measurement and allocation of Producer's Gas under the Allocation Procedure. The metering facilities shall be maintained by and at the sole risk and expense of Producer. Such metering facilities shall be operated by Operator.

5.2	Accuracy

(a)
The accuracy of Producer's and Operator's metering facilities shall be verified by the Party operating the metering facilities at a minimum frequency of that specified in provincial regulations or a minimum of once a Year or as agreed to by the Parties. The cost of such verification shall be borne by the Parties, respectively, for their respective metering facilities. In case any question arises as to the accuracy of measurement, the metering facilities shall be tested upon demand.

(b)
If, upon any test, any metering facilities are found to be in error by not more than two percent (2%) with respect to gas measurement, one and one-half percent (1 1/2%) on an equilibrium liquid measurement, or one-half of one per cent (1/2%) with respect to liquid measurement (hereinafter called the "Relevant Percentage"), previous readings of such equipment shall be considered correct in computing the volumes being metered, but such equipment shall be adjusted properly at once to record accurately. If, upon any test demanded by either Party, any measuring equipment is found to be inaccurate by any more than the Relevant Percentage, then the Party maintaining the meter shall pay the expense of such test and otherwise, the expense shall be borne by the Party demanding the test. Any previous readings of such equipment shall be corrected to zero error for any period which Operator and Producer agree upon. In the case where Operator and Producer cannot agree upon such period, such correction shall be for a period covering the last half of the time elapsed since the date of the last test.

(c)
If any metering facilities are out of service or repair so that the volume being measured is not correctly indicated by the reading thereof, the volumes attributable to the period shall be estimated on the basis of the best available data, using the first of whichever of the following methods is feasible:

(i)	by using the registration of any check metering facilities, if installed and accurately registering;

(ii)	by correcting the error if the percentage of error is ascertainable by calibration, test or mathematical calculations; or

(iii)	by estimating the volume based upon deliveries under similar conditions during a period when the metering facilities were registering accurately.

5.3    Unit of Measurement

(a)
The unit of measurement of gas for all purposes hereunder shall be one thousand cubic metres (10[3]m3) measured to an accuracy of one (1) decimal place at an absolute pressure of one hundred one and three hundred twenty five thousandths kilopascals (101.325 kPa) at a temperature of fifteen degrees Celsius (15°C).

(b)	The unit of measurement of liquids for all purposes hereunder shall be one cubic metre (1 m3) as defined in the Weights and Measures Act (Canada) and measured to an accuracy of one (1) decimal place.

(c)	The unit of measurement of solids for all purposes hereunder shall be one tonne (1 T) as defined in the Weights and Measures Act (Canada) and measured to an accuracy of one (1) decimal place.

5.4	Assumed Atmospheric Pressure
For purposes of measurement and meter calibration, the atmospheric pressure at the point of measurement hereunder shall be assumed to be constant at one hundred one and three hundred twenty-five thousandths kilopascals (101.325 kPa) (absolute) irrespective of the actual elevation or location of any of the metering facilities above sea level or variations in the atmospheric pressure from time to time.

5.5	Determination of Volumes

(a)
Volumes of Gas measured by orifice meter shall be computed in accordance with the methods prescribed in the publication entitled "Orifice Metering of Natural Gas and Other Related Hydrocarbon Fluids" being A.G.A. report No. 3 - ANSI/API 2530, Second Edition, September 1985 and any subsequent revisions thereto. The volumes of gas shall be corrected for deviation from Boyle's Law and the factor for correction for such deviation shall be computed in accordance with the methods set forth in "Compressibility and Supercompressibility for Natural Gas and Other Hydrocarbon Gases, American Gas Association Transmission Measurement Committee Report No. 8" including the Appendix thereto, as published in December, 1985 and any subsequent revisions thereto.

(b)	Volumes of liquids shall be computed taking into consideration the compressibility and specific gravity if applicable, and volumes so measured shall be corrected to fifteen degrees Celsius (15°C).

5.6	Analysis of Producer's Gas

(a)
Operator shall have the right to sample Producer's Gas being delivered to the Plant at the Delivery Point. The Producer's Gas shall be sampled and measured at reasonable intervals as required by the Operator and the samples so taken shall be analyzed, using a method consistent with normal industry practice, for substances such as, but not limited to the following:

(i)	the mole percent of each hydrocarbon constituent present from methane to hexane plus, and the mole percents of hydrogen, helium, carbon dioxide, hydrogen sulphide and nitrogen;

(ii)	the quantities of sulphur and sulphur compounds;

(iii)	the heating value; and

(iv)	the quantity of water.

(b)	The costs reasonably and properly incurred for sampling and analysis shall be charged to the account of the Producer.

(c)
If it cannot be determined to the satisfaction of Producer and Operator that the production can be sampled in a single phase, the liquid and gaseous portions shall be separated before sampling. Analysis of each sample shall be made and the analysis recombined in proportion to the liquid and gas flow rates to give a recombined analysis. The recombined analysis shall indicate the molecular percentage of the stream in a manner consistent with the Allocation Procedure. Volumes of gaseous and liquid production shall be measured as per the provisions of this Article V.

(d)
Notice of sampling shall be given to the Producer by Operator, and the Producer shall have the right to have a representative present at such test. If, after reasonable notice, Producer fails to have a representative present, the results of the test shall nevertheless be considered accurate until the next test.

(e)
If an error in analysis becomes evident, either as a result of sampling or analysis technique or for any other reason, so that the components being measured are not correctly reported, the previously used analysis shall be again used until such time as two additional consistent analyses have been obtained.

ARTICLE VI
OWNERSHIP AND DISPOSITION OF RESIDUE GAS AND PLANT PRODUCTS

6.1	Producer's Share of Residue Gas and Plant Products

(a)	The volumes of Residue Gas and Plant Products allocated to Producer shall be determined each month in a manner consistent with the Allocation Procedure.

(b)
Producer shall own and at its sole cost, risk and expense shall take in kind or separately dispose of the Residue Gas and Plant Products which are attributable to Producer's Gas delivered to the Acceptance Point by or on behalf of Producer pursuant to Section 3.1(a).

(c)	The Producer shall provide to the Operator, on a timely basis, all such necessary production data and information as may be required for the preparation of statements pursuant to Section 6.1(d).

(d)
The Producer shall notify the Operator in writing, by the tenth (10th) day of each month as to the total volume of Producer's Gas delivered to the Acceptance Point during the preceding month and details of any changes in ownership of Producer's Gas or Wells.

(e)
Operator shall, on or before the twenty-fifth (25th) day of each month, provide the Producer an allocation statement showing the amount of Producer's Gas delivered at the Acceptance Point for the preceding month and volume and heat content of Residue Gas and volume of Plant Products derived therefrom and delivered to the Delivery Point.

(f)
The Producer shall preserve and make available for inspection at all reasonable times by Operator all original test data, charts and other similar records for a period of at least twenty-six (26) months after the year to which the data relates. Similarly, Operator shall preserve and make available for inspection at all reasonable times by the Producer all original test data, charts, Allocation Procedure and other similar records for the Plant for a period of at least twenty-six (26) months after the year to which the data relates. Notwithstanding the foregoing, Operator and Producer shall retain any original test data, charts, the Allocation Procedure and other similar records related to this Agreement to which a query under Sections 7.4 relates until all such queries are resolved.

6.2	Books and Records
The Operator will keep within Calgary, Alberta true and correct books, accounts, and records of the operations hereunder, and at all reasonable times extend to the Producer the right to examine and inspect the same and make extracts and copies thereof.

6.3	Delivery of Residue Gas and Plant Products
Operator shall deliver Producer's share of Residue Gas and Plant Products to Producer or to such purchaser or carrier as Producer designates at the Delivery Point.

6.4	Failure to Take in Kind
If Producer fails to take or otherwise adequately dispose of its share of Residue Gas or Plant Products, Operator may, so long as such failure continues, for the account and at the expense of Producer, sell on the open market or, if a purchaser is not available, store Producer's share of Residue Gas or Plant Products or, at Operator's option, cease to accept delivery of Producer's Gas. In the event of a sale by Operator of Producer's share of Residue Gas or Plant Products, Operator shall remit to Producer within a reasonable period of time the proceeds of such sale less all direct costs of the sale and less a marketing charge of 2% of net revenue (after the processing charges payable hereunder). The authority of Operator to enter into contracts for the sale of Producer's share of Residue Gas or Plant Products shall be restricted to contracts that are for such reasonable periods of time as are consistent with the minimum needs of the industry under the circumstances, but not in excess of a one (1) month period. Subject to such contracts, Producer may commence or resume taking its share of Residue Gas or Plant Products in kind at any time if it has given notice to Operator of at least thirty (30) days prior to the expiration of the current sales contract that it intends to take its share in kind.

6.5	Specifications of Residue Gas and Plant Products
Operator shall use reasonable efforts to ensure that Residue Gas and Plant Products meet the specifications which are acceptable to the purchasers or carriers of Residue Gas and Plant Products as of the Effective Date, or such other specifications as may be subsequently agreed upon by Operator and the purchasers or carriers.

6.6	Measurement or Allocation Adjustments
In the event of an adjustment in measurement or allocation to Producer's share of Residue Gas and Plant Products, adjustments shall be made using Station 2 and/or AECO price (less all upstream fees on gas disposition on Spectra and/or TCPL) for Residue Gas and Plant Products in effect during the month for which the adjustment is required. With respect to sulphur, the adjustments shall be made using the costs associated with the disposal of sulphur less any revenue received for the sulphur produced.
ARTICLE VII
BILLINGS AND PAYMENT

7.1	Billing

(a)
The Operator shall bill the Producer on or before the thirtieth (30th) day of each month for the estimated charges payable by the Producer for the preceding month in accordance with Section 4.1 and Section 4.2. The Producer shall pay all bills within thirty (30) days after receiving them. If the Producer fails to pay a bill within the said thirty (30) day period, the unpaid amount shall bear interest compounded monthly at the rate of two percent (2%) higher than the average prime rate for Canadian dollar loans made in Canada charged by the principal bank in Canada used by the Operator during the previous month, which interest shall be for Operator's sole account. In addition, the Operator shall have the right at any time thereafter, such default continuing, to enforce the lien hereinafter provided.

(b)
On or before the first (1st) day of December of each year during the term of this Agreement, Operator shall provide to Producer an estimated operating budget for the following year. The operating budget shall be used to reflect the estimated operating portion of the processing charge in Exhibit C with the effective date being January 1st of the next following year.

(c)
Within six (6) months after the end of each year of the term of this Agreement (except with respect to the last year of the term of this Agreement, in which case on or before the day that is one hundred and eighty (180) days following the end of the term of this Agreement), the Operator will recalculate the charges payable by the Producer pursuant to Sections 4.1 and 4.2 for the preceding year, using actual throughputs of the Plant and the actual Annual Operating Cost (within the meaning given to such term in Exhibit C) and shall provide to Producer a statement setting forth:

(i)	the estimated operating budget for the previous year;

(ii)	the actual Annual Operating Cost and actual throughput for the previous year; and

(iii)
the net amount to be paid by Producer or Operator, as applicable, to the other Party as an adjustment to both the estimated operating portion of the processing charge paid by Producer to Operator pursuant to Section 4.1 for the previous year and the estimated minimum volume commitment charge paid by Producer to Operator pursuant to Section 4.2 for the previous year, in each case to account for the actual Annual Operating Cost for the previous year.

(d)	Such net amount shall be paid by the Party owing the same to the other Party within thirty (30) days of Producer's receipt of the statement in respect thereof.

7.2	Adjustments and Right to Protest/Question Bills

(a)
Payment of any bills shall not prejudice the right of the Producer to protest or question the correctness thereof; provided however, all bills and statements rendered to the Producer during any calendar year shall conclusively be deemed to be true and correct after twenty-six (26) months following the end of any such calendar year, unless within the said twenty-six (26) month period the Producer takes written exception thereto and makes claim on the Operator for adjustment.

(b)
If within the period referred to in Section 7.2(a) hereof, the Producer or Operator establishes that an error in the processing charges existing in said period also existed previous to the period, the Operator shall make an adjustment retroactively to the inception of the error or to such point in time as agreed upon.

(c)	The adjustments shall be subject to the Producer's right to audit provided in Section 7.4.

7.3	Remedies

(a)
The Producer, in order to secure any indebtedness to the Operator under this Agreement, hereby gives and grants to the Operator a lien on the Producer's share of Residue Gas and Plant Products in the Plant and while in Operator's possession. In the event the Producer fails to pay any processing fee or other amounts payable to the Operator by the Producer hereunder, and such default continues for ninety (90) days after receipt of written demand from the Operator, the Operator may enforce such lien in any manner provided by the laws of the Province of British Columbia. The Operator may also sell for a reasonable price obtainable in the open market such quantity or quantities of the Producer's share of Residue Gas and Plant Products in the Plant as shall be sufficient to pay such indebtedness; PROVIDED HOWEVER, that such sale of the Producer's share of Residue Gas and Plant Products in the Plant or Producer's Gas that has been delivered to the Plant shall first be made under the terms of any existing contracts executed by the Producer for the sale of the Producer's share of Residue Gas and Plant Products. The Operator shall then have the right to receive directly from the purchaser of the Producer's Gas the proceeds from the sale thereof up to the amount owing by the Producer including interest as provided in Section 7.1. Such purchaser shall be entitled to rely on the Operator's statements concerning the existence and the amount of such default. The exercise of the lien shall not prejudice or exhaust any other rights the Operator may have to enforce its claim, and the Operator may pursue any or all of such rights either before or after the exercise of the lien.

(b)	Notwithstanding Section 7.3(a), the Operator reserves the right to discontinue processing the Producer's Gas until such time as the indebtedness is paid.

7.4	Audits
The Operator's books, accounts, and records relating to processing of Producer's Gas for a year may be audited by the Producer within twenty six (26) months after the year to which the books, accounts and records relate. The Producer shall give reasonable written notice that it intends to audit. The expenses of such an audit shall be borne by the Producer. Each audit shall be conducted so as to cause a minimum of inconvenience to the Operator. Operator shall respond in writing to any claims of discrepancies within six (6) months of receipt of such claims. Upon expiration of said six (6) month period, the Operator shall forthwith credit the Producer for the full amount of any unanswered claims unless the Operator has obtained the approval of the Producer for a time extension. Claims which are resolved shall be credited to or paid by the Producer within thirty (30) days from the date of resolution.
ARTICLE VIII
FORCE MAJEURE

8.1	Force Majeure

(a)	For the purpose of this Agreement "Force Majeure" shall mean any one or more of the following events:

(i)	an act of God;

(ii)	an act of war, revolution, insurrection, riot, blockade, or any other unlawful act against public order or authority;

(iii)	a strike, lockout or other industrial disturbance;

(iv)	a storm, fire, flood, explosion, earthquake or lightning;

(v)	a governmental restraint;

(vi)	any other event (whether or not of the kind enumerated in (i) to (v) of this Section) which is not reasonably within the control of the Party hereto claiming suspension of its obligations hereunder.

(b)
If either Party to this Agreement is prevented by Force Majeure from carrying out any of its obligations hereunder, the obligations of such Party, insofar as its obligations are affected by Force Majeure, shall, subject to Section 8.1(e) be suspended while (but only so long as) Force Majeure continues to prevent the performance of such obligations. The Party prevented from carrying out any obligation by Force Majeure shall promptly give the other Party notice of the Force Majeure including reasonably full particulars in respect thereof and shall give notice to the other Party when such cause ceases to operate.

(c)
The Party claiming suspension of its obligations as aforesaid shall promptly remedy the cause and effect of the Force Majeure described in the said notice insofar as it is reasonably able so to do provided that the terms of settlement of any strike, lockout or other industrial disturbance shall be wholly in the discretion of the Party hereby claiming suspension of its obligations hereunder by reasons thereof; and that Party shall not be required to accede to the demands of its opponents in any strike, lockout or industrial disturbances solely to remedy promptly the Force Majeure thereby constituted.

(d)	Notwithstanding anything contained in this Article, lack of finances shall not be considered a Force Majeure nor shall any Force Majeure suspend any obligation for the payment of money due hereunder.

(e)	The Producer shall continue to be obligated to pay the amounts due under Section 4.2(b), without regard to any impact on Actual Throughput resulting from Force Majeure claimed by either Party.
ARTICLE IX
LIABILITY AND INDEMNIFICATION

9.1	Liability and Indemnification

(a)
The Operator, its servants, agents or employees, shall not be liable to the Producer for any loss or damage suffered by the Producer resulting or arising from operations hereunder except when and to the extent that such loss or damage results from the gross negligence or willful or wanton misconduct of the Operator, its servants, agents or employees. The Producer indemnifies and agrees to hold harmless the Operator, its servants, agents or employees, against any claim of, or liability to, any third person resulting from acts or omissions of the Operator, its servants, agents or employees, except when and to the extent that such loss or damage results from the gross negligence or willful or wanton misconduct of the Operator, its servants, agents, or employees. The Operator shall not be indemnified or held harmless by the Producer for any loss, damage, claim, or liability covered by the Operator's insurance. For the purposes of this Section, an act or omission of the Operator, its servants, agents or employees shall not be deemed gross negligence or willful or wanton misconduct if such act or omission is done or omitted pursuant to the instruction of, or with the concurrence of, the Producer.

(b)
Notwithstanding Section 3.4, the Producer shall be liable to the Operator for any damage to the Plant caused by delivery or processing of Producer's Gas hereunder for any Gas delivered to the Plant which does not meet the specifications set forth in Exhibit B.

(c)
In no event shall the responsibility of either Party prescribed by this Section 9.1 extend to losses suffered by the other Party respecting the loss or delay of production, including, without restricting the generality of the foregoing, loss of profits or other consequential or indirect losses applicable to such loss or delay in production.

9.2	Royalty Indemnification
The Producer shall pay or be responsible for the payment of and shall indemnify the Operator against liability for any and all royalties, overriding royalties, product payments, and any and all other payments chargeable against Producer's Gas or its share of Residue Gas and Plant Products attributable thereto.

9.3	Taxes

(a)	Producer shall pay all taxes, levies, assessments and like charges which may be imposed in respect of Producer's Gas and the processing thereof pursuant to this Agreement.

(b)
When Operator is required to charge Goods and Services Tax (GST), or similar value added tax, Operator's invoice shall include information prescribed by the Input Tax Credit Information Regulations under the Excise Tax Act (Canada), or any information prescribed for a similar value added tax.

9.4	Survival
The provisions of this Article IX shall survive the expiration or termination of this Agreement
ARTICLE X
TERM

10.1	Term

(a)	This Agreement shall become effective as of the Effective Date and continue for a term of ten (10) years (the "Initial Term").

(b)	Thereafter, this Agreement shall continue in force for successive ten (10) year terms (each, a "Renewal Term").

(c)
Notwithstanding the termination of this Agreement, the provisions respecting liability and indemnification, the settlement of accounts and the Operator's remedies shall remain in full force and effect to the extent of any liabilities that have accrued prior to the expiration or termination of this Agreement.

10.2	Bankruptcy
If Producer:

(a)	becomes bankrupt or insolvent, or commits or suffers any act of bankruptcy or insolvency;

(b)	is placed in receivership or a receiver/manager or person filing that role is appointed with respect to its property;

(c)	makes a compromise with or an assignment for the benefit of its creditors;

(d)	seeks debtor relief protection under applicable legislation; or

(e)	is otherwise unwilling or unable to pay its debts as they fall due in the usual course of business,
Operator may elect to immediately terminate this Agreement by providing notice thereof to the Producer.

Alternatively, in the event any of (a) to (e) of this Section 10.2 are applicable, Operator may demand immediate payment for all current invoices amounts, plus estimated amounts that have accrued but have not yet been invoiced, and amounts that are estimated as likely to accrue in the remainder of the current month and in the following month. If Operator elects to so demand payment, Producer shall pay these amounts within five (5) days of receipt of Operator's written demand and subject to receipt thereof, Operator shall continue service hereunder. Producer shall continue to make prepayment for services as required by Operator prior to services being rendered hereunder. If Producer fails to pay any such amounts, Operator may elect to terminate this agreement upon five (5) days' notice to the Producer.
ARTICLE XI
MISCELLANEOUS PROVISIONS

11.1	Set-off
In addition to any rights now or hereafter granted under the terms of this Agreement or any other agreement between the parties or under applicable law and not by way of limitation of any such rights, upon the occurrence of an event described in Section 10.2 above or in the event of a material breach by Producer of this Agreement, the Operator is hereby authorized by the Producer at any time, or from time to time, thereafter without notice to the Producer or to any other person (any such notice being hereby expressly waived to the extent permitted by law) to set off and to appropriate and to apply any and all deposits or indebtedness, whether matured or unmatured, at any time held or owing by the Operator to or for the credit or account of the Producer (including all amounts owing by or to Producer under any other agreement with Operator) against and on account of the obligations of the Producer to the Operator due and payable or to become due and payable to the Operator under this Agreement or any other agreements between the parties including, but not limited to, all claims of any nature or description arising out of or connected with this Agreement, irrespective of whether or not such obligations and liabilities or any of them shall be contingent and unmatured.

11.2	Conflicting Laws and Regulations
In the event of any conflict between the provisions of this Agreement and the provisions of any applicable laws, the provisions of applicable laws shall take precedence.

11.3	Governing Laws
This Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta without regards to its conflict of laws principles, and each of the Parties submits to the original jurisdiction of the courts of the Province of Alberta for the interpretation and enforcement hereof.

11.4	Waivers
A waiver by or on behalf of a Party hereto of any breach of a provision of this Agreement shall not be binding upon the Party unless it is expressed in writing and duly executed by the Party or signed by its authorized representatives, and such a waiver shall not operate as a waiver of any future breach, whether of a like or different character.

11.5	Further Assurances
The Producer and Operator shall from time to time and at all times do all such further acts and execute and deliver all such further deeds and documents as shall be reasonably required in order fully to perform and carry out the terms of this Agreement.

11.6	No Implied Covenants
Producer and Operator have expressed herein their entire understanding and agreement concerning the subject matter of this Agreement and no implied covenant, condition, term or reservation shall be read into this Agreement relating to or concerning such subject matter nor shall any oral or written understanding heretofore entered into modify or compromise any of the terms and conditions herein.

11.7	Notices and Communications

(a)	All notices and other communications to be given in connection with this Agreement shall be in writing and shall be sufficiently given:

(i)	if delivered by hand or by courier service to a Party at its address for service as hereinafter provided;

(ii)
except during any period of postal disruption, if sent by first class mail, postage prepaid, posted within Canada or the United States of America, to a Party at its address for service as hereinafter provided; or

(iii)	for the Operator and any Producer which has provided the Operator with a direct fax number, if sent by facsimile to such Party at such number.

(b)
Any notice or communication given by delivery as aforesaid shall be deemed conclusively to have been given and received on the date of delivery, any notice or communication given by mail as aforesaid shall be deemed conclusively to have been given and received on the third day following the date of mailing excluding Saturday, Sunday and statutory holidays, and any notice or communication given by telecommunication as aforesaid shall be deemed conclusively to have been received if received by a Party during its normal business hours on a business day or at the commencement of the next ensuing business day following thereof, whichever is earlier. For purposes hereof, a "business day" means any day other than Saturday, Sunday or any statutory holiday in the Province of Alberta or the Province of British Columbia.

(c)
For the purposes of this Section 12.9, the address for service for each Party shall be the address set forth in Exhibit D. The Parties may change their address for service by giving written notice thereof to the other Party in accordance with the provisions of this Section.

11.8	Enuring Section
This Agreement shall enure to the benefit of and be binding upon Producer and Operator and their respective successors and assigns.

11.9	Time of the Essence
Time is of the essence in this Agreement.

11.10	Assignment
Neither Party shall assign this Agreement without the prior written consent of the other Party.

11.11	Supercedence
This Agreement supersedes all prior agreements whether oral or written, between Operator and Producer with respect to the processing operations hereunder.

11.12	Counterparts and Delivery
This Agreement may be executed in any number of counterparts and by different Parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery by facsimile or by electronic transmission in portable document format (PDF) of an executed counterpart of this Agreement is as effective as delivery of an originally executed counterpart of this Agreement.
IN WITNESS WHEREOF the Parties hereto have executed this Agreement each on the date and year above first written.

FORTUNE CREEK GAS GATHERING AND PROCESSING PARTNERSHIP, by its partner MAKARIOS MIDSTREAM INC.		FORTUNE CREEK GAS GATHERING AND PROCESSING PARTNERSHIP, by its partner 0927530 B.C. UNLIMITED LIABILITY COMPANY

Per:		Per:
	Thomas Darden President and Chief Executive Officer, Director		Mayo Shattuck Director

QUICKSILVER RESOURCES CANADA INC.

Per:
Glenn Darden Chairman of the Board, Director

EXHIBIT A

ATTACHED TO AND MADE PART OF A
GAS PROCESSING AGREEMENT BETWEEN
FORTUNE CREEK GATHERING PROCESSING PARTNERSHIP
AND
QUICKSILVER RESOURCES CANADA INC.
DATED THE 23rd DAY OF DECEMBER, 2011

WELLS AND PRIORITIES

Contained below is a list of Wells and the priority of processing.

WELL

For the purposes of this Agreement, all Producer's Gas from the Wells contained above, up to a daily capacity of ____ 103m3/d will be processed as Priority ___ Gas. Any Gas that Producer wishes to deliver in excess of this daily capacity will be processed as Priority ___ Gas.

*Use for revised exhibits*

Operator	Producer

Contract No.: ____________
Revision No. _____                      Effective Date: _____________, 20___

EXHIBIT B

ATTACHED TO AND MADE PART OF A
GAS PROCESSING AGREEMENT BETWEEN
FORTUNE CREEK GATHERING PROCESSING PARTNERSHIP
AND
QUICKSILVER RESOURCES CANADA INC.
DATED THE 23rd DAY OF DECEMBER, 2011

SPECIFICATIONS FOR PRODUCER GAS

(a)
All Producer's Gas delivered to the Acceptance Point shall be of a kind, quality and composition and at a temperature and pressure so as to be within the design and operating parameters of the Plant; and

(b)
All Producer's Gas delivered to the Acceptance Point shall be free from substances in such quantities that may obstruct, damage or be detrimental to the operation of the Plant or that may result in Residue Gas or Plant Products having objectionable odors, solid matter, dust, gums and gum forming constituents which might affect their merchantability or cause injury to or interference with the proper operation of the lines, regulators, metering facilities or other appliances through which such Residue Gas or Plant Products flow; and

(c)	All Producer's Gas delivered hereunder for processing at the Plant shall be capable of entering the Plant at a minimum pressure of ______ kilopascals (______ kPa) at the Acceptance Point.

*Use for revised exhibits*

Operator	Producer

Contract No.: ____________
Revision No. _____        Effective Date: _____________, 20___

CONFIDENTIAL TREATMENT GRANTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN GRANTED IS OMITTED AND MARKED WITH “[****]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.
EXHIBIT C

ATTACHED TO AND MADE PART OF A
GAS PROCESSING AGREEMENT BETWEEN
FORTUNE CREEK GATHERING PROCESSING PARTNERSHIP
AND
QUICKSILVER RESOURCES CANADA INC.
DATED THE 23rd DAY OF DECEMBER, 2011

PROCESSING CHARGE FOR PRODUCER GAS

The sum of the following charges, plus applicable federal and provincial value added taxes, shall be applied to Producer's Gas volumes delivered to the Acceptance Point for processing at the Plant:

(a)	Fixed Capital Component per 10[3]m3

[****]

(b)    Operating Component per 103m3

[****]

The Annual Operating Cost shall consist of all actual fixed and variable costs and expenses of operating the Plant and providing processing service at the Plant, regardless of whether such costs and expenses are to the type to be expensed or capitalized in accordance with generally accepted accounting procedures. Without limiting the generality of the foregoing, the Annual Operating Cost includes the following costs and expenses (to the extent not included in the Fixed Capital Component) incurred by or on behalf of the Operator:

•	Inspection, maintenance, repair, cleaning or replacement of components including corrosion protection inspection, maintenance, repair

•	Replacement of all or any of the components, such that the purpose or functionality is maintained or improved

•	Repair or replacement of any portion of the Plant

•	Corrosion protection

•
Replacement, relining, upgrading, resizing or other adjustments made to the Plant for the purposes of complying with new or modified safety, environmental or other laws or regulations or for improving the capability or service life, increasing the capacity or reducing operating costs of the Plant

•	Clean up and remediation of spills or environmental incidents or events

•	Insurance costs

•
Property taxes and other taxes (other than income taxes), including taxes that arise out of new or modified laws or regulations, that are imposed on the operation of the Plant and providing processing services hereunder

•	Fuel and power costs

•
General and administrative expenses ("G&A"), provided that partnership G&A allocated to the Fortune Creek Gas Plant shall be based on the pro rata share of the capital cost of the Fortune Creek Gas Plant to the capital cost of all of the Partnership Facilities such that there is no unallocated partnership G&A

•	All other costs and expenses charged to the Operator by Makarios Midstream Inc. as operator under the Operating Agreement between the Operator and Makarios Midstream Inc. of even date herewith
For the avoidance of doubt, the Annual Operating Cost shall capture and include all line items on the Operator's GAAP financial statements between Operating Revenue and Operating Income, with the exclusion of any non-cash depreciation, amortization of impairments; and furthermore, shall include all maintenance capital expenditures incurred by the Operator.
Any allocation of Operator's costs and expenses, including the Operator's G&A which are common to the Plant and other facilities owned or operated by Operator shall be allocated in respect of any year to the Plant based on the proportion by which (A) the aggregate Fixed Capital Component charges payable hereunder for such year, bears to (B) the aggregate capital charges for such year for the Plant and all other facilities to which such costs and expenses relate.

CONFIDENTIAL TREATMENT GRANTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN GRANTED IS OMITTED AND MARKED WITH “[****]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.
EXHIBIT C-2
ATTACHED TO AND MADE PART OF A PROCESSING AGREEMENT
BETWEEN FORTUNE CREEK GATHERING AND PROCESSING PARTNERSHIP
AND QUICKSILVER RESOURCES CANADA INC.
DATED THE 23rd DAY OF DECEMBER, 2011

[****]

Operator	Producer

Contract No.: ____________
Revision No. _____                Effective Date: _____________, 20___

EXHIBIT D

ATTACHED TO AND MADE PART OF A
GAS PROCESSING AGREEMENT BETWEEN
FORTUNE CREEK GATHERING PROCESSING PARTNERSHIP
AND
QUICKSILVER RESOURCES CANADA INC.
DATED THE 23rd DAY OF DECEMBER, 2011

ADDRESSES FOR SERVICE

(i)	Producer:

801 Cherry Street
Suite 3700, Unit 19
Fort Worth, Texas 76102
Fax#: 817.665.5021
Attn: Chief Financial Officer

and

One Palliser Square 2000, 125 – 9th Avenue S.E.
Calgary, Alberta T2G 0P8
Fax#: 403.262.6115
Attn: Chief Operating Officer

with a copy to:

801 Cherry Street
Suite 3700, Unit 19
Fort Worth, Texas 76102
Fax#: 817.665.5021
Attn: General Counsel

(ii)	Operator:

801 Cherry Street
Suite 3700, Unit 19
Fort Worth, Texas 76102
Fax#: 817.665.5021
Attn: Chief Financial Officer

and

One Palliser Square 2000, 125 – 9th Avenue S.E.
Calgary, Alberta T2G 0P8
Fax#: 403.262.6115
Attn: Chief Operating Officer

with a copy to:

801 Cherry Street
Suite 3700, Unit 19
Fort Worth, Texas 76102
Fax#: 817.665.5021
Attn: General Counsel

and

0927530 B.C. Unlimited Liability Company
c/o Kohlberg Kravis Roberts & Co. LP
9 West 57th, Suite 4200
New York, New York 10019
Fax#: 212.750.0003
Attn: Brandon Freiman, David Sorkin, Esq.

*Use for revised exhibits*

Operator	Producer

Contract No.: ____________
Revision No. _____                Effective Date: _____________, 20___

EXHIBIT E

ATTACHED TO AND MADE PART OF A
GAS PROCESSING AGREEMENT BETWEEN
FORTUNE CREEK GATHERING PROCESSING PARTNERSHIP
AND
QUICKSILVER RESOURCES CANADA INC.
DATED THE 23rd DAY OF DECEMBER, 2011

AMI

See attached.

SCHEDULE F
to the
Contribution Agreement
dated  December 23, 2011 between
Quicksilver Resources Canada Inc. and Fortune Creek Gathering and Processing Partnership

Asset Purchase Agreement
See attached.

QUICKSILVER RESOURCES CANADA INC.
- and -
MAKARIOS MIDSTREAM INC.

ASSET PURCHASE AGREEMENT

Dated as of December 23, 2011

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT made as of the 23rd day of December, 2011.
BETWEEN:
QUICKSILVER RESOURCES CANADA INC., a corporation incorporated under the laws of Alberta ("QRCI")
- and -
MAKARIOS MIDSTREAM INC., a corporation incorporated under the laws of Alberta ("MMI")
RECITALS:

A.	MMI is a wholly owned subsidiary of QRCI;

B.	QRCI has agreed to transfer the Assets to MMI on a tax deferred basis in exchange for shares to be issued by MMI and upon the terms and subject to the conditions set forth herein; and

C.	MMI and QRCI have agreed to make an election pursuant to subsection 85(1) of the Tax Act with respect to the transfer of certain of the Assets hereunder.
THEREFORE in consideration of the premises, mutual covenants, agreements and warranties hereinafter set forth and contained, and other good and valuable consideration (the receipt and sufficiency of which is acknowledged by the parties hereto), the parties covenant and agree as follows:
ARTICLE 1
DEFINITIONS AND INTERPRETATION
1.1    Definitions
In this Agreement, the following words have the following meanings.
"Affiliate" means, in the context of the relationship between Persons, that one Person controls the other Person, is controlled by the other Person or that both are controlled by a third Person, and for this purpose:

(a)
a corporation shall be deemed to be controlled by those Persons who own or effectively control, other than by way of security only, more than 50% of the voting shares of the said corporation (whether directly through the ownership of shares of the corporation or indirectly through the ownership of shares of another corporation which directly or indirectly owns shares of the first-mentioned corporation); and

(b)
a partnership, association, business or trust shall be deemed to be controlled by those Persons that are able to determine its policies and material decisions, provided that a partnership that is comprised only of corporations that are Affiliates of each other shall be deemed to be an Affiliate of each such corporation and its other Affiliates.

"Agreement" or "agreement" means this document, together with the Schedules attached hereto and made a part hereof, all as amended, supplemented or modified from time to time.

"Applicable Law" means, in relation to any Person, Asset, transaction or event, all applicable provisions, whether now or hereafter in effect, of laws, statutes, rules, regulations, official directives and orders of all federal, provincial, municipal and local governmental bodies (whether administrative, legislative, executive or otherwise) and judgments, orders and decrees of all courts, arbitrators, commissions or bodies exercising similar functions in actions or proceedings in which the Person in question is a party or by which it is bound or having application to the Asset, transaction or event in question.
"Assets" means a 50.0% interest in the Fortune Creek Gathering and Processing Partnership, together with a cash amount equal to $3,000,000.
"Business Day" means any day except Saturday, Sunday or any statutory holiday in the Province of Alberta.
"Effective Time" means 9:10 a.m. Calgary time on December 23, 2011 or such other date and/or time as may be mutually agreed to by the parties hereto.
"Gas" means all natural gas, solution gas and any other gas, together with associated substances delivered to the Plant, and which may include but is not limited to sulphur and all fluid hydrocarbons not defined as crude oil under the provisions of the Oil and Gas Conservation Act and regulations and amendments thereto or substitutions therefor.
"Person" includes any individual, partnership, corporation, association, business, trust, government or political subdivision thereof, governmental agency or other entity.
"Shares" means common shares in the capital of MMI.
"Tax Act" means the Income Tax Act (Canada), as amended, and the regulation thereto, and any similar Applicable Law of any Province or Territory of Canada imposing a tax on income or profits.
1.2    Headings, etc.
The division of this Agreement into articles, sections, subsections, paragraphs and clauses and the inclusion of headings and a table of contents are for convenience of reference only and do not affect the construction or interpretation of this Agreement.
1.3    Gender and Number
Unless the context otherwise requires, words importing the singular number include the plural and vice versa, and words importing gender include all genders.
1.4    Including
Where the word "including" or "includes" is used in this Agreement it means "including (or includes) without limitation."
1.5    References to this Agreement
Unless otherwise specified, the terms "hereof", "hereunder" and similar expressions refer to this Agreement as a whole and not to any particular article, section or other portion of this Agreement, and references in this Agreement to articles, sections and schedules are to articles and sections of and schedules to this Agreement.
1.6    References to Parties
Unless otherwise specified, every reference to a party to this Agreement shall extend to and include (as the context requires) such party's successors and permitted assigns, as if specifically named.
1.7    Time Periods
Unless otherwise specified, time periods within or following which any payment is to be made or other act is to be done shall be calculated by excluding the day on which the period commences and including the day on which the period ends and by extending the period to the next Business Day following if the last day of the period is not a Business Day.
1.8    References to Statutes
Unless otherwise specified, any reference in this Agreement to a statute includes all regulations made pursuant to such statute and the provisions of any statute or regulation which amends, supplements, supersedes or replaces any such statute or any such regulation.
1.9    Currency
Unless otherwise specified, any reference to currency is to Canadian currency and any amount advanced, paid or calculated is to be advanced, paid or calculated in Canadian currency.
1.10    Accounting Terms
Unless otherwise specified, whenever reference is made in this Agreement to a calculation to be made or an action to be taken in accordance with GAAP, such calculation shall be made or action taken in accordance with GAAP applicable as at the time such calculation is required to be made or action is to be taken, consistently applied.
1.11    No Strict Construction
The language used in this Agreement is the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.
1.12    Time of the Essence
Time is of the essence of this Agreement and of every part of this Agreement, and no extension or variation of this Agreement shall operate as a waiver of this provision.
1.13    Knowledge or Awareness
Where in this Agreement a representation and warranty is made on the basis of the knowledge or awareness of QRCI, such knowledge or awareness consists only of the actual knowledge or awareness of the current officers of QRCI, without independent investigation or inquiry or review of QRCI's files or records, and does not include knowledge and awareness of any other person or constructive or imputed knowledge.

ARTICLE 2
SALE OF ASSETS AND ISSUANCE OF SHARES
2.1    Sale of Assets
QRCI hereby sells, assigns, transfers, conveys and sets over the Assets to MMI, and MMI hereby accepts the Assets from QRCI, effective as of the Effective Time, to have, possess and hold the same, together with all benefit and advantage to be derived therefrom absolutely, all in accordance with the provisions of this Agreement. With respect to the cash amount, MMI hereby acknowledges that such amounts have been paid and received.
2.2    Issuance of Shares in Exchange
In consideration for the sale of the Assets pursuant to Section 2.1, and in exchange therefor, MMI shall issue 1,000 Shares to QRCI.
2.3    Effective Time
The sale of Assets provided for in Section 2.1 is effective as of the Effective Time.
2.4    Elections
MMI and QRCI agree that the transfer of the Assets, other than the cash amount, hereunder shall be made pursuant to the provisions of section 85 of the Tax Act, such that the "agreed amount" (as referred to in section 85 of the Tax Act) for the transfer of the Assets, other than the cash amount, shall be such amount as specified in writing by the QRCI, provided such agreed amount shall be within the limits provided in the Tax Act Each of MMI and QRCI agree to execute, deliver, and file such documents, election forms and the like as may be necessary to effect the same.
ARTICLE 3
GENERAL
3.1    Further Assurances
On and after the Effective Time as may be necessary and without further consideration, the parties hereto shall execute, acknowledge and deliver such other documents, novations, instruments and agreements and shall do such other things as may be necessary to better define the Assets or to otherwise carry out their respective obligations under this Agreement.
3.2    Governing Law and Submission to Jurisdiction
The laws of the Province of Alberta shall govern the construction, interpretation and effect of this Agreement, without regard to conflicts of law rules. Each party hereby submits to the exclusive jurisdiction of the Courts of Alberta and all courts of appeal therefrom for all purposes hereof, provided that the foregoing shall not restrict a Partner from enforcing a judgment outside of Alberta including the ability to initiate an original action in the courts of another jurisdiction if the judgment cannot be enforced. Each party waives, to the fullest extent permitted by applicable law, any right it may have to trial by jury in respect of any suit, action or proceeding relating to this Agreement.

3.3    Counterparts
The parties may execute this Agreement in two or more counterparts, which shall, in the aggregate, be signed by all of the parties; each counterpart shall be deemed an original instrument as against any party who has signed it.
3.4    Entire Agreement
This Agreement contains the entire agreement of the Parties relating to the rights granted and obligations assumed herein and therein and supersedes all prior agreements between the parties as to the subject matter hereof. Any oral representations or modifications concerning this Agreement shall be of no force or effect unless contained in a subsequent written modification signed by the party to be charged.
3.5    Severability
If any provision of this Agreement, or the application of such provision to any person or in any circumstance, shall be held to be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions of this Agreement, and the application of such provision to any persons or in any circumstances other than those as to which it is held invalid, illegal or unenforceable shall not be affected thereby.
3.6    Notices
Any written notice or communication to any of the parties required or permitted under this Agreement shall be deemed to have been duly given and received (i) on the date of service, if served personally or sent by facsimile transmission (and confirmed by telephone) to the party to whom notice is to be given, or (ii) on the next day if sent by a nationally recognized courier for next day service and so addressed and if there is evidence of acceptance by receipt.

(a)	if to QRCI:

801 Cherry Street
Suite 3700, Unit 19
Fort Worth, Texas 76102
Fax#: 817.665.5021
Attn: Chief Financial Officer

and

One Palliser Square 2000, 125 – 9th Avenue S.E.
Calgary, Alberta T2G 0P8
Fax#: 403.262.6115
Attn: Chief Operating Officer

with a copy to:

801 Cherry Street
Suite 3700, Unit 19
Fort Worth, Texas 76102
Fax#: 817.665.5021
Attn: General Counsel

One Palliser Square 2000, 125 – 9th Avenue S.E.
Calgary, Alberta T2G 0P8
Fax#: 403.262.6115
Attn: [•]

(b)	if to MMI:

801 Cherry Street
Suite 3700, Unit 19
Fort Worth, Texas 76102
Fax#: 817.665.5021
Attn: Chief Financial Officer

and

One Palliser Square 2000, 125 – 9th Avenue S.E.
Calgary, Alberta T2G 0P8
Fax#: 403.262.6115
Attn: Chief Operating Officer

with a copy to:

801 Cherry Street
Suite 3700, Unit 19
Fort Worth, Texas 76102
Fax#: 817.665.5021
Attn: General Counsel

3.7    Assignment
Subject to the terms herein, MMI may assign the rights, benefits, and obligations of Article 3, to any third party upon written notice to QRCI.
3.8    Binding Effect
This Agreement shall be binding on all successors and assigns of the parties and inure to the benefit of the respective permitted successors and assigns of the parties, except to the extent of any express contrary provision in this Agreement.
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IN WITNESS WHEREOF the parties hereto have executed this agreement effective as of the date and time first above written.

QUICKSILVER RESOURCES CANADA INC.		MAKARIOS MIDSTREAM INC.

Per:		Per:
	Glenn Darden Chairman of the Board, Director		Thomas Darden President and Chief Executive Officer, Director